SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               HS RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               HS RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000

To the Stockholders:

     We will hold the Annual Meeting of Stockholders of HS Resources, Inc. ("HSR" or the "Company"), a Delaware corporation, on May 16, 2000, at 9:00 a.m., local time, at the Mandarin Oriental, 222 Sansome Street, San Francisco, California 94106. The purpose of the Annual Meeting is:

          1. To elect two directors to serve until their successors are elected and qualified.

          2. To approve the HS Resources, Inc. 2000 Performance and Equity Incentive Plan.

          3. To transact such other items of business as may properly come before the meeting.

     The Proxy Statement accompanying this Notice describes these items of business.

     If you were a stockholder of record at the close of business on March 22, 2000, you are entitled to notice of and to vote at the Annual Meeting. We will not close the Company's stock transfer books for the Annual Meeting. You may examine a complete list of the stockholders entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours between May 6, 2000 and May 16, 2000 at our offices at One Maritime Plaza, 15th Floor, San Francisco, California 94111. In addition, the complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

     We cordially invite you to attend the meeting in person. However, to ensure your representation at the meeting, we encourage you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you attend the Annual Meeting you may vote in person even if you have returned a proxy card.

                                            Sincerely,

                                            JAMES M. PICCONE
                                            Secretary

San Francisco, California
April 17, 2000

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO
           COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               HS RESOURCES, INC.

                  PROXY STATEMENT FOR THE 2000 ANNUAL MEETING
                                OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     We will hold the Annual Meeting of Stockholders of HS Resources, Inc. (the "Annual Meeting") on Tuesday, May 16, 2000, at 9:00 a.m., local time. The location of the Annual Meeting is the Mandarin Oriental, 222 Sansome Street, San Francisco, California 94106. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders discuss the business purpose of the Annual Meeting. Our principal executive offices are located at One Maritime Plaza, 15th Floor, San Francisco, California 94111. Our telephone number is (415) 433-5795.

     We mailed these proxy solicitation materials on or about April 17, 2000, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

     If you owned shares of common stock of HS Resources on March 22, 2000, you are entitled to notice of and to vote at the Annual Meeting. As of March 22, 2000, 19,301,701 shares of our Common Stock were issued and outstanding. The section of this Proxy Statement entitled "Security Ownership of Principal Stockholders and Management" lists holders of 5% or more of our Common Stock.

VOTING AND SOLICITATION

     Our bylaws require that a quorum of our stockholders be present at the Annual Meeting in order for the business conducted at the meeting to be validly approved. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock constitutes a quorum. You are entitled to one vote for each share of Common Stock you own. Election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote on any matter. Abstentions are counted in tabulations of votes cast at the meeting and have the same effect as voting against. Broker non-votes are treated as present for purposes of establishing a quorum, but are not counted either way for purposes of determining a vote and will not be counted in determining the number of affirmative votes required for approval.

     We will bear all costs of this solicitation of your vote by proxy. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees, personally or by telephone or telegram, without additional compensation, may also solicit proxies. We have retained Corporate Investor Communications for a fee of approximately $6,500 to solicit proxies on our behalf.

REVOCABILITY OF PROXIES

     At any time before a vote is taken at the Annual Meeting, you may revoke any proxy you give pursuant to this Proxy Statement. Your proxy may be revoked by:

          (i) delivering to the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date; or

          (ii) attending the Annual Meeting and voting in person.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Currently, we have six directors serving on our Board of Directors. The terms of Board members constituting approximately one-third of the total Board generally expire every year, and each director in a "class" of directors serves for a term of three years, or until his or her successor has been duly elected and qualified. Two directors are to be elected at this Annual Meeting to serve until the 2003 Annual Meeting of Stockholders. Our nominees are Nicholas J. Sutton, who is currently Chairman of the Board and the Chief Executive Officer of the Company, and Barry Reder, who has been a director since December 1999, and who is not an employee of the Company. A vote on your proxy card in favor of the recommendation of HS Resources is a yes vote for electing these two directors. If either Mr. Sutton or Mr. Reder should be unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Chairman of the Board to fill the vacancy. The Company does not expect that either Mr. Sutton or Mr. Reder will be unable or will decline to serve as a director.

     Information about Mr. Sutton and Mr. Reder is set forth below:

                                                 CAPACITIES IN WHICH SERVED       DIRECTOR
NAME                                    AGE           WITH THE COMPANY             SINCE
----                                    ---      --------------------------       --------
Nicholas J. Sutton....................  55    Director, Chief Executive Officer     1987
Barry Reder...........................  55    Director                              1999

     There are currently no vacancies on the Board.

     Nicholas J. Sutton is a founder of the Company and has been employed exclusively in activities relating to the Company and its predecessor oil and gas business since 1978. Mr. Sutton is an attorney and practiced with the San Francisco law firm of Pillsbury, Madison & Sutro before founding the Company. Prior to that time, he served as a law clerk to the Chief Justice of the California Supreme Court. He earned his law degree from the University of California-Hastings College of Law, and his engineering undergraduate degree from Iowa State University. Mr. Sutton is a graduate of Harvard Business School's Executive Education OPM Program, and is a member of the Society of Petroleum Engineers. He has served as Chairman of the Board and as Chief Executive Officer of the Company since its inception.

     Barry Reder was appointed as a director in December 1999 to fill the vacancy created by the resignation of Kenneth A. Hersh. Mr. Reder has practiced law with the firm of Coblentz, Patch, Duffy & Bass of San Francisco, California since 1993. He has practiced law in the San Francisco area since 1969 when he graduated from Cornell Law School. Mr. Reder obtained his Bachelor's Degree from Wesleyan University in 1966. Mr. Reder is a member of the State Bar of California and the Bar Association of San Francisco and has served on the board of Real Goods Trading Corporation since 1996.

     Specific information about the other Board members and the Company's officers is set forth below:

                                                                                          CURRENT
                                              CAPACITIES IN WHICH SERVED       DIRECTOR    TERM
NAME                                AGE            WITH THE COMPANY             SINCE     EXPIRES
----                                ---       --------------------------       --------   -------
P. Michael Highum.................  49    Director, President                    1987      2002
James E. Duffy....................  49    Director, Vice                         1990      2001
                                          President -- Finance and Chief
                                            Financial Officer
Michael J. Savage.................  65    Director                               1996      2002
Robert G. Vanneman................  58    Director                               2000      2001
Dale E. Cantwell..................  44    Vice President -- D-J Basin            N/A        N/A
                                          District Manager

                                                                                          CURRENT
                                              CAPACITIES IN WHICH SERVED       DIRECTOR    TERM
NAME                                AGE            WITH THE COMPANY             SINCE     EXPIRES
----                                ---       --------------------------       --------   -------
Tony W. Church....................  43    Vice President -- Exploration          N/A        N/A
Theodore Gazulis..................  45    Vice President -- Capital Markets      N/A        N/A
                                          and Investor Relations and
                                            Assistant Secretary
Annette Montoya...................  43    Vice President -- Accounting and       N/A        N/A
                                            Administration
Rick L. Parks.....................  47    Vice President -- Operations           N/A        N/A
Janet W. Pasque...................  42    Vice President -- Land                 N/A        N/A
James M. Piccone..................  49    Vice President -- General Counsel      N/A        N/A
                                          and Secretary
Wayne D. Williams.................  50    Vice President -- Geophysics           N/A        N/A
Philip S. Winner..................  44    Vice President -- Northern Rockies     N/A        N/A
                                            District Manager

     P. Michael Highum is a founder of the Company and for the past 22 years has been employed exclusively in activities relating to the Company and its predecessor oil and gas business. Mr. Highum has a law degree and, prior to founding the Company, practiced with the San Francisco law firm of Pillsbury, Madison & Sutro. He earned his undergraduate degree from the University of California at Berkeley and his law degree from the University of California-Hastings College of Law. He has served as a Director and as President of the Company since its inception in 1987 and is President of the Colorado Oil and Gas Association.

     James E. Duffy has been a Director since 1990 and has been Vice
President -- Finance and Chief Financial Officer since April 1991. From 1985 to 1990, Mr. Duffy was a general partner of J.L. Feshbach & Co., an investment banking firm specializing in the oil and gas business and was responsible for acquisitions and special investments for an affiliate of that firm. Prior to that time, he was the Chief Financial Officer of Hilliard Oil and Gas and was a director and co-founder of several affiliated companies. Previously, he was a manager with Arthur Young & Co. Mr. Duffy earned his undergraduate degree from San Jose State University.

     Michael J. Savage has been a Director of the Company since January 1996. Mr. Savage was the Managing Director of the San Francisco Opera from 1994 through 1999. He was the founder of Savage Petroleum Company and served as its President from 1988 to 1995. From 1983 to 1988, Mr. Savage served as President of Merlin Petroleum, of which he was also the founder. From 1978 to 1982, he served as President of Sohio Petroleum Company. Prior to 1978, he served as President of BP Alaska, and in 1982 he was Director for Africa of BP in London, and also served as personnel director for the BP Group. He received his undergraduate degree in Business Management from the Manchester Business School in Manchester, England, and his master's degree in Law and Economics from Cambridge University.

     Robert G. Vanneman, who has over 25 years experience in finance, was appointed a Director of the Company in February 2000 to fill the vacancy created by the resignation of Philip B. Smith. Mr. Vanneman joined Bessemer Trust in 1998 and is the Senior Resident Officer for Northern California and responsible for San Francisco office operations. Prior to joining Bessemer, Mr. Vanneman headed West Coast Private Banking for Union Bank of Switzerland. He was also an Executive Director for Merrill Lynch in its Private Capital business. As a senior officer at the Bank of California, Mr. Vanneman headed Private Banking, and also supervised various trust, corporate and real estate activities. For several years, he was a principal in a private investment firm that he co-founded. Mr. Vanneman is a graduate of the U.S. Military Academy at West Point and the Harvard Business School.

     Dale E. Cantwell has been an employee and member of the Company's management team since joining the Company in 1993. From 1993 to April 1997, his primary duties were managing the Company's oil and gas marketing department. In April 1997, Mr. Cantwell was promoted to Vice President in charge of the D-J Basin

District. From 1979 until joining the Company, Mr. Cantwell worked for Amoco Production Company in various engineering capacities. Mr. Cantwell received his bachelor's degree in Chemical Engineering from the University of Colorado. Mr. Cantwell is a member of the Rocky Mountain Natural Gas Association, the Society of Petroleum Engineers, and the Colorado Oil and Gas Association.

     Tony W. Church has been an employee of the Company since 1994 and prior to appointment as Vice President -- Exploration in April 1997 he served as Exploration Manager. Mr. Church has primary responsibility for oversight and supervision of the corporate exploration program. Mr. Church has over 20 years of industry experience. Prior to joining HS Resources, he was Vice
President -- Exploration for Gerrity Oil and Gas. From 1984 to 1992, Mr. Church was an explorationist and supervisor for Chevron USA. From 1978 to 1984 he was an explorationist for Gulf Oil Corporation and Kerr McGee Corporation. Mr. Church earned his undergraduate degree in Geology from Yale University and his master's degree in Mineral Economics from Colorado School of Mines. He is a member of the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, and the Houston Geological Society. Mr. Church is a Division of Professional Affairs Certified Geologist and a Registered Geologist in the State of Wyoming.

     Theodore Gazulis has served as an officer of the Company since its incorporation in 1987, and has served in his current capacity since July 1998. Mr. Gazulis has primary responsibility for capital formation, the treasury functions and investor relations. Prior to that, Mr. Gazulis was in charge of the Company's economic analysis and planning function. Prior to joining the Company in 1984, Mr. Gazulis was an exploration economist for Sohio Petroleum Company where he evaluated exploration plays, prospects and acquisitions and implemented computer, financial and economic models to facilitate such economic analysis. From 1978 to 1981, he served in a similar capacity for Amoco Production Company. Mr. Gazulis received an MBA from the University of California at Los Angeles and his undergraduate degree from Stanford University. Mr. Gazulis is a member of the American Association of Petroleum Geologists.

     Annette Montoya is Vice President of the Company's accounting, human resources and administrative departments and has served in her current capacity since July 1997. She has been an officer of the Company since 1991. Ms. Montoya joined the Company in 1987 to manage the Company's accounting department. Prior to joining the Company in 1987, Ms. Montoya was the accounting manager for MidCon Central Exploration Company. Prior to her employment with MidCon Central, Ms. Montoya was an auditor with Price Waterhouse & Co. Ms. Montoya earned her undergraduate degree from Regis College and is a member of the Council of Petroleum Accountants Societies.

     Rick L. Parks has been an employee of the Company since 1986 and was appointed Vice President in April of 1997. Currently, Mr. Parks is overseeing all operations in the Gulf Coast District including drilling, completion, production, and pipeline construction. While with the Company, he has served as Mid-Continent District Manager, Operations Manager, D-J District Manager, and Field Superintendent. Prior to 1986, Mr. Parks was President and owner of Rainbow Exploration, Inc., a privately-owned oil and gas exploration and production company. He also worked for both Energy Minerals Corporation and Amoco Production Company. Mr. Parks is past President of the North Central Chapter of the Colorado Oil and Gas Association and has served as a Director of that organization.

     Janet W. Pasque has been an employee of the Company since l993 and has served as Corporate Land Manager since 1994. She was appointed Vice
President -- Land in April 1997. Prior to joining HSR, Ms. Pasque was a landman for Methane Resources Group and served as a consultant in the acquisition and divestiture of oil and gas properties. From 1982 to 1989, she was a landman for Union Pacific Resources Company responsible for land operations in the Rocky Mountains, Alaska and California. From 1980 to 1982, Ms. Pasque was a land representative for Texaco Inc. She earned her undergraduate degree from Colorado State University, and is a member of the American Association of Professional Landmen, Denver Association of Petroleum Landmen and the Louisiana Association of Petroleum Landmen.

     James M. Piccone has served as the Company's Vice President -- General Counsel and Secretary since he joined the Company in May of 1995. From 1984 to May of 1995, Mr. Piccone was a partner at the law firm of Davis, Graham & Stubbs where he served in various capacities including the head of the firm's Transactions Department, Practice Group Leader of the firm's Energy Group and member of the firm's management committee. From 1980 through 1983 he was an associate at the firm, and from 1978 to 1980 he was an associate at the law firm of Kutak, Rock & Huie. Mr. Piccone earned his law degree from the University of Colorado School of Law and his B.A. in Economics from the University of Colorado.

     Wayne D. Williams has been an employee of the Company since May of 1995. He has served in the capacity of Geophysical Manager since May of 1996 and was appointed Vice President -- Geophysics in April 1997. His primary responsibility is the supervision and oversight of the geophysical effort for the Company. Prior to joining the Company, Mr. Williams was Geophysical Advisor for Union Pacific Resources, from 1977 to 1992, and held several management positions, including Seismic Data Processing Manager and Rocky Mountain Geophysical Manager. From 1972 to 1977, he was contracted to Mobil Oil Corp. as Data Processing Manager for the Prudhoe Bay, Beaufort Sea, and offshore California areas. Mr. Williams earned his undergraduate degree in Geology/ Geophysics from Virginia Polytechnic Institute and State University. He is a member of the Society of Exploration Geophysicists and the American Association of Petroleum Geologists.

     Philip S. Winner serves as Vice President -- Northern Rockies District and is responsible for development and implementation of E&P growth strategies in that region. Prior to that he functioned as Director of Investor Relations for the Company, where he served as a primary investor contact. Mr. Winner has 18 years of energy industry experience in both geotechnical and financial positions. Prior to HS Resources, Mr. Winner worked for 11 years with Mobil Oil Corporation where, as Senior Staff Geologist, he was involved with both geological analysis and strategic planning of domestic exploration and development projects. He also worked as an energy research analyst for Hanifen, Imhoff, a Denver-based investment bank. Mr. Winner has earned two advanced degrees, an MBA (University of Denver) and an MS in Geology (University of Vermont), as well as a BS in Geology (Southern Oregon State College). He is a member of Beta Gamma Sigma's business honors society, the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, and the National Investor Relations Institute.

     There is no family relationship between any director or executive officer of HSR.

     (References to certain officers' tenure and periods of service include service with the Company's predecessor entities.)

REPORTS REQUIRED BY SECTION 16(a)

     Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of HSR Common Stock, to file with the Securities and Exchange Commission and any exchange on which our stock is traded, reports of ownership and changes in ownership of HSR Common Stock.

     Based solely on our review of Forms 3, 4 and 5 received by us and written representations from officers and directors that no filings were required for them, we believe that, during 1999, all SEC filings of our officers, directors and 10% stockholders complied with the requirements of Section 16 of the Securities Exchange Act.

BOARD MEETINGS AND COMMITTEES

     The Board held five meetings during 1999. All board members attended all meetings of the Board and all meetings of committees, if any, on which they served, except Mr. Savage who waived notice of one special meeting held on short notice when he was unavailable. Mr. Savage subsequently reviewed and ratified the action which was taken by the Board at that meeting. The Board also took action by unanimous written consent on five occasions.

     The Board has two standing committees, an Audit Committee and a Compensation Committee. It does not have a nominating committee.

     The Audit Committee recommends to the Board the hiring of an independent public auditing firm to review our books and records. In addition, the Audit Committee reviews the fees of and the services provided by the audit firm, including the scope of the audit coverage, and reviews the auditor's independence from management. The Audit Committee confers with the independent auditors and reviews the results of their audit. The Audit

Committee reviews our financial statements and related information, and monitors our internal accounting, auditing and financial reporting practices, procedures and controls as it deems appropriate. The Audit Committee provides assistance to the Board with respect to the corporate accounting and reporting practices, and reports to the Board on Audit Committee activities. During the first half of 1999 the Audit Committee consisted of Mr. Hersh and Mr. Savage. Mr. Smith was appointed to the Audit Committee in February 1999 and served until he resigned from the Board in January 2000. Mr. Hersh resigned from the Board and the Audit Committee in May, 1999. Mr. Reder was appointed to the Audit Committee in December 1999, and Mr. Vanneman was appointed to the Committee and selected as Chairman of the Committee in February 2000. The Audit Committee held one formal meeting in 1999, and conducted its formal review of 1999 audit matters at a meeting with our auditors held in February 2000.

     The Compensation Committee has oversight responsibility for our significant compensation policies and practices, including the scope and design of our compensation and benefit plans. The Compensation Committee determines the nature and amount of compensation of our executive officers who also are directors, and approves compensation of the other executive officers based on recommendations of, and discussions with, management. The Compensation Committee also is responsible for administering certain employee benefit plans, including the 2000 Performance and Equity Incentive Plan. Members of the Compensation Committee are not eligible to participate in any of the plans or programs they administer. During the first half of 1999 the Compensation Committee consisted of Mr. Hersh and Mr. Savage, with Mr. Smith joining the Committee in February of 1999 and serving until he resigned from the Board in January 2000. The Compensation Committee held one meeting in 1999, and took action by unanimous written consent on one occasion. Mr. Hersh resigned from the Board and the Compensation Committee in May 1999. Mr. Reder was appointed to the Compensation Committee in December 1999 and Mr. Vanneman was appointed in February 2000. The Compensation Committee has had two meetings since Messrs. Reder and Vanneman were appointed.

COMPENSATION OF BOARD MEMBERS

     During 1999, each non-employee director was paid an annual retainer of $24,000 in monthly installments. They also were reimbursed for out-of-pocket expenses incurred in connection with service on the Board.

     In 1992, we implemented the 1992 Directors' Stock Option Plan (the "1992 Directors' Plan"). Under the 1992 Directors' Plan each non-employee director receives an option to purchase 7,500 shares of our Common Stock upon the commencement of his or her tenure on the Board. The option to purchase 1,500 shares is immediately exercisable. The remaining 6,000 shares are available for purchase over the next four years, 1,500 shares each year. In addition, under the 1992 Directors' Plan each director receives a fully exercisable annual option grant to purchase an additional 750 shares of HSR Common Stock. Options granted under the 1992 Directors' Plan generally have a term of 10 years; however, the term of any option granted under the 1992 Directors' Plan terminates (i) 30 days following the termination of the director's status as a director of HSR, or (ii) one year after the date of death or disability of the director while he is serving as a director. Options granted under the 1992 Directors' Plan may not be assigned.

     In April 2000, the Board terminated the 1993 Directors' Stock Option Plan. This plan had been created in 1993 to allow for the issuance of transferable options to Mr. Hersh, who resigned from the Board in May of 1999.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the fiscal years of 1997, 1998 and 1999, the cash, bonus and other annual compensation received by our Chief Executive Officer and the other four most highly paid executive officers during the 1999 fiscal year (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                          ----------------------------------
                                    ANNUAL COMPENSATION            AWARDS
                                    -------------------   ------------------------
                                                                        NUMBER OF
                                                                        SECURITIES    LTIP      ALL OTHER
                                                 BONUS    RESTRICTED    UNDERLYING   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   ($)(1)     STOCK($)     OPTIONS(2)   ($)(3)       ($)(4)
---------------------------  ----   ---------   -------   ----------    ----------   -------   ------------
Nicholas J. Sutton.........  1999    320,000    250,000     69,863(5)     60,000     37,003       29,030
  Chairman of the Board and  1998    320,000    135,000     53,280(6)     50,000         --       26,018
  Chief Executive Officer    1997    300,000    187,500     65,716(7)         --         --       25,611
P. Michael Highum..........  1999    320,000    250,000     69,863(5)     60,000     37,003       32,912
  President                  1998    320,000    135,000     53,280(6)     50,000         --       27,203
                             1997    300,000    187,500     65,716(7)         --         --       25,907
James E. Duffy.............  1999    215,000    125,000     46,575(5)     26,500     33,300       13,300
  Vice President --          1998    215,000     75,000     29,304(6)     26,000         --       13,300
  Finance and                1997    200,000     82,500     28,928(7)         --         --       12,800
  Chief Financial Officer
James M. Piccone...........  1999    215,000    112,500     46,575(5)     10,250     24,420       13,958
  Vice President -- General  1998    215,000     70,000     29,304(6)      7,500         --       11,920
  Counsel and Secretary      1997    200,000     75,000     26,298(7)         --         --       11,200
Tony W. Church.............  1999    144,500     60,000     23,288(5)     16,250     16,428       10,180
  Vice President --          1998    144,500     37,500     11,100(6)     10,750         --       10,180
  Exploration                1997    135,000     41,600     10,939(7)     18,000         --        9,680

---------------

(1) The amounts shown were accrued during the year indicated and paid the following year.

(2) Does not include awards of options granted in April 2000, as follows:
    Nicholas J. Sutton, 50,000; P. Michael Highum, 50,000; James E. Duffy, 25,000; James M. Piccone, 12,500; and Tony W. Church, 13,750.

(3) Value of performance shares vested on April 9, 1999, the date the Compensation Committee determined that the performance goals associated with the shares had been satisfied ($8.88 per share).

(4) Includes the auto lease and related expenses, payments for premiums on a group term life insurance policy, the amount of the Company's contribution pursuant to the Company's 401(k) and Profit Sharing Plan, and amounts paid for memberships.

                                    AUTO LEASE
                                    AND RELATED       LIFE           401(K)
NAME                         YEAR   EXPENSES($)   INSURANCE($)   CONTRIBUTION($)   MEMBERSHIPS($)
----                         ----   -----------   ------------   ---------------   --------------
Nicholas J. Sutton.........  1999     16,990          180            10,000            1,860
                             1998     13,978          180            10,000            1,860
                             1997     14,071          180             9,500            1,860
P. Michael Highum..........  1999     17,332          180            10,000            5,400
                             1998     15,163          180            10,000            1,860
                             1997     14,367          180             9,500            1,860
James E. Duffy.............  1999      3,120          180            10,000               --
                             1998      3,120          180            10,000               --
                             1997      3,120          180             9,500               --

                                    AUTO LEASE
                                    AND RELATED       LIFE           401(K)
NAME                         YEAR   EXPENSES($)   INSURANCE($)   CONTRIBUTION($)   MEMBERSHIPS($)
----                         ----   -----------   ------------   ---------------   --------------
James M. Piccone...........  1999      1,920          180            10,000            1,858
                             1998      1,740          180            10,000               --
                             1997      1,520          180             9,500               --
Tony W. Church.............  1999         --          180            10,000               --
                             1998         --          180            10,000               --
                             1997         --          180             9,500               --

(5) The Named Executive Officers were granted shares of restricted stock vesting one-fourth on each of April 11, 2001, 2002, 2003 and 2004. No dividends are paid on this restricted stock. The value shown in the table is the value on the date of grant, April 11, 2000, utilizing the closing price per share on that day of $18.63. These grants are considered 1999 compensation.

(6) The Named Executive Officers were granted shares of restricted stock vesting one-fourth on each of April 9, 2000, 2001, 2002 and 2003. No dividends are paid on this restricted stock. The value shown in the table above is the value on date of grant, April 9, 1999, utilizing the price per share on that day of $8.88. The following table shows the value of these shares to the extent held as restricted stock by the Named Executive Officer on December 31, 1999, utilizing the closing price per share on that day of $17.25.

                                                         NUMBER OF            VALUE ON
NAME                                                  UNVESTED SHARES   DECEMBER 31, 1999 ($)
----                                                  ---------------   ---------------------
Nicholas J. Sutton..................................       6,000               103,500
P. Michael Highum...................................       6,000               103,500
James E. Duffy......................................       3,300                56,925
James M. Piccone....................................       3,300                56,925
Tony W. Church......................................       1,250                21,563

(7) The Named Executive Officers were granted shares of restricted stock vesting one-fourth on each of January 31, 1999, 2000, 2001 and 2002. No dividends are paid on this restricted stock. The value shown in the table above is the value on date of grant, January 31, 1998, utilizing the price per share on that day of $14.06. The following table shows the value of these shares to the extent held as restricted stock by the Named Executive Officer on December 31, 1999, utilizing the closing price per share on that day of $17.25.

                                                         NUMBER OF            VALUE ON
NAME                                                  UNVESTED SHARES   DECEMBER 31, 1999 ($)
----                                                  ---------------   ---------------------
Nicholas J. Sutton..................................       3,505               60,461
P. Michael Highum...................................       3,505               60,461
James E. Duffy......................................       1,543               26,617
James M. Piccone....................................       1,403               24,202
Tony W. Church......................................         584               10,074

                       OPTION GRANTS IN LAST FISCAL YEAR

     There was one grant of stock options to the Named Executive Officers in 1999. The named officers received no long-term compensation awards in the form of SARs pursuant to any long-term incentive plan during fiscal 1999. See "Report of the Compensation Committee -- Components of Executive Compensation -- Incentive Plans."

                                             NUMBER OF        % OF TOTAL
                                            SECURITIES      OPTIONS GRANTED                               GRANT DATE
                                            UNDERLYING       TO EMPLOYEES      EXERCISE     EXPIRATION   PRESENT VALUE
NAME                                      OPTIONS GRANTED   IN FISCAL YEAR    PRICE($/SH)      DATE         ($)(1)
----                                      ---------------   ---------------   -----------   ----------   -------------
Nicholas J. Sutton......................      60,000            11.9844          8.88        4/9/2006       295,830
P. Michael Highum.......................      60,000            11.9844          8.88        4/9/2006       295,830
James E. Duffy..........................      26,500             5.2931          8.88        4/9/2006       130,658
James M. Piccone........................      10,250             2.0473          8.88        4/9/2006        50,538
Tony W. Church..........................      16,250             3.2458          8.88        4/9/2006        80,121

---------------

(1) We calculated the grant date present value using the "Black Scholes" model, a widely accepted method of valuing options. This valuation model is hypothetical; the actual value, if any, depends on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The "Grant Date Present Value" set out in the above table is based on the following assumptions: (a) an average 7 year option term; (b) 46% expected future annual stock volatility for the options; (c) a risk-free rate of return of 5.46% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability of the options.

     The following table provides information on the exercisability of options held by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION AND WARRANT VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            NUMBER OF                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                             SHARES       VALUE     OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END ($)(1)
                            ACQUIRED     REALIZED   ---------------------------   ---------------------------
NAME                       ON EXERCISE     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Nicholas J. Sutton.......        --           --      50,000         85,000          96,750        598,950
P. Michael Highum........        --           --      50,000         85,000          96,750        598,950
James E. Duffy...........        --           --      89,500(2)      39,500         667,455        272,115
James M. Piccone.........    20,000      122,400      13,750         34,000          85,713        242,705
Tony W. Church...........        --           --      24,376         27,624          58,555        174,810

---------------

(1) Based on the fair market value of the Company's Common Stock at the close of business on December 31, 1999 ($17.25 per share) minus the exercise price of the options (or warrant).

(2) Includes an exercisable warrant to purchase 1,500 shares of Common Stock with an exercise price of $6.67, expiring on July 12, 2000.

                          LONG-TERM INCENTIVE PLANS --
                           AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE AGGREGATE PAYOUTS
                                                                                 UNDER NON-STOCK PRICE BASED PLANS
                                                PERFORMANCE OR      ------------------------------------------------------------
                                                 OTHER PERIOD        SATISFACTION OF      SATISFACTION OF      SATISFACTION OF
                                  NUMBER OF    UNTIL MATURATION        ONE MEASURE          TWO MEASURES        THREE MEASURES
NAME                              SHARES(1)        OF PAYOUT        (NUMBER OF SHARES)   (NUMBER OF SHARES)   (NUMBER OF SHARES)
----                              ---------   -------------------   ------------------   ------------------   ------------------
Nicholas J. Sutton..............   31,000                                 7,750                15,500               31,000
P. Michael Highum...............   31,000                                 7,750                15,500               31,000
James E. Duffy..................   20,000     over four to                5,000                10,000               20,000
James M. Piccone................   12,500     nine years(2)               3,125                 6,250               12,500
Tony W. Church..................    5,000                                 1,250                 2,500                5,000

---------------

(1) Does not include awards of performance shares granted in April 2000, as follows: Nicholas J. Sutton, 20,000; P. Michael Highum, 20,000; James E. Duffy, 15,000; James M. Piccone, 12,500; and Tony W. Church, 5,000.

(2) These performance shares vest no earlier than ratably over a period of four years from date of grant and, until the end of the ninth year, each tranche subject to vesting will vest only upon the attainment as of the date of vesting of the value measures set forth below, as determined by the Compensation Committee.

          (i) At least a 15% compounded annual growth in operating cash flow on a per-share basis measured over a period of time determined by the Committee;

          (ii) At least a 15% annual rate of return on outstanding book capital and calculated using EBITDAX (earnings before interest, taxes, depreciation, depletion and amortization, exploratory and abandonment and geological and geophysical costs) over the weighted average outstanding book capital measured on a fiscal year basis; and

          (iii) At least a 15% compounded annual growth in underlying net asset value on a per-share basis measured over a period of time determined by the Committee, using the pre-tax discounted present value at 10% of the Company's proved reserves plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

     Any performance shares that have not vested as of the end of the ninth year will vest at that time subject only to the time in service requirement. The Compensation Committee determines the interpretation, calculation, balance and satisfaction of such measures. To date, the Committee has made awards such that at each potential vesting date, one-fourth of the performance shares subject to potential vesting in that year are vested if one of the performance goals had been achieved; one-half of the performance shares subject to potential vesting in that year are vested if two of the performance goals have been achieved; and all of the performance shares subject to potential vesting in that year are vested if all three performance goals have been achieved. With respect to all performance share awards made to date under the 1997 Plan and the 2000 Plan, the Committee has established 1997 as the base year against which the 15% goals in measures (i) and (iii) are measured. At the Committee's discretion the base year could be changed for future award determinations. Goal (ii) is measured on an individual calendar/fiscal year basis. Additionally, in determining whether performance goals have been achieved, the Committee has neutralized short-term commodity price swings for gas and oil. These pricing assumptions could be adjusted by the Committee in future years.

     We have no defined benefit or actuarial plan under which benefits are determined by final compensation and years of service. We have not, during fiscal 1999 (or at any other time), adjusted or amended the exercise price of stock options previously awarded to any of the Named Executive Officers identified on the foregoing tables. We have not awarded any SARs.

                               PERFORMANCE GRAPH

     NOTE: The following graph is based solely on stock price performance on the dates shown, and is neither an indication of future performance nor necessarily representative of the average return to investors over time. Furthermore, the graph does not show our relative performance on the underlying determinants of stockholder value. We believe that we have demonstrated strong performance on financial and operational measures contributing to stockholder value. Stockholders should read our Annual Report to Stockholders, mailed to Stockholders, for complete information on our financial and operational performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG HS RESOURCES, INC., THE S&P 500 INDEX,
             THE JOHN S. HEROLD, INC. LARGE DOMESTIC E&P PEER GROUP
         AND THE JOHN S. HEROLD, INC. MID-SIZE DOMESTIC E&P PEER GROUP

                              [PERFORMANCE CHART]

                                                                 JOHN S. HEROLD,        JOHN S. HEROLD,
                                                                    INC. LARGE           INC. MID-SIZE
                                           HS RESOURCES,           DOMESTIC E&P        DOMESTIC E&P PEER
                                                INC.                PEER GROUP               GROUP                S & P 500
                                           -------------         ---------------        ---------------           ---------
12/94                                         100.00                  100.00                 100.00                 100.00
12/95                                          73.05                  122.42                 125.36                 137.58
12/96                                          93.62                  156.71                 197.10                 169.17
12/97                                          78.37                  142.65                 161.56                 225.61
12/98                                          42.91                   97.55                  91.37                 290.09
12/99                                          97.87                  120.41                 107.48                 351.13

----------------------------------------------------------------------------------------------------------------
                                                         12/94    12/95    12/96    12/97    12/98    12/99
----------------------------------------------------------------------------------------------------------------
 HS Resources, Inc.                                      100.00    73.05    93.62    78.37    42.91    97.87
----------------------------------------------------------------------------------------------------------------
 John S. Herold, Inc. Large Domestic E&P Peer Group      100.00   122.42   156.71   142.65    97.55   120.41
----------------------------------------------------------------------------------------------------------------
 John S. Herold, Inc. Mid-Size Domestic E&P
   Peer Group                                            100.00   125.36   197.10   161.56    91.37   107.48
----------------------------------------------------------------------------------------------------------------
 S&P 500                                                 100.00   137.58   169.17   225.61   290.09   351.13
----------------------------------------------------------------------------------------------------------------

* $100 Invested on 12/31/94 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

     The Securities and Exchange Commission regulations require that we provide a line graph comparing our cumulative total stockholder return with a performance indicator of the overall or broad stock market and a comparison to our peers. Our stock is listed and began trading on the New York Stock Exchange under the symbol "HSE" in 1994. Accordingly, we have chosen to use the S&P 500 as the broad stock market indicator of stocks traded on the same exchange. This comparison of cumulative total return assumes that $100 was invested in HSR Common Stock, peer group stock, or the index on December 31, 1994, and includes reinvestment of dividends.

     The peer group indices are made up of the companies for which public data is available and which comprise the John S. Herold, Inc. "Mid-Size Domestic E&P" peer group, and the "Large Domestic E&P" peer group as published in "Herold's Comparative Appraisal Reports." John S. Herold, Inc. is an independent research firm specializing in oil and gas company research. We present the foregoing data with respect to both peer groups since we have been categorized in each group at one or more times over the last several years. The companies included in the Mid-Size Domestic E&P peer group are: Belco Oil & Gas Corporation, Berry Petroleum Co., Chesapeake Energy Corp., EEX Corp., Evergreen Resources Inc., Forest Oil Corp., Helmerich & Payne Inc., Houston Exploration Corp., Howell Corp., Newfield Exploration Co., Patina Oil & Gas Corp., Santa Fe Snyder, Stone Energy Corp., Swift Energy Co., Titan Exploration Inc., Tom Brown Inc., and Wiser Oil Co. The companies included in the Large Domestic E&P peer group are:
Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources Corporation, Cabot Oil & Gas Corporation, Devon Energy Corporation, EOG Resources, HS Resources, Inc., Louis Dreyfus Natural Gas, Mitchell Energy & Development, Noble Affiliates Inc., Nuevo Energy Company, Ocean Energy, Pioneer Natural Resources Co., Plains Resources, Inc., Pogo Producing Co., Range Resources Corp., Union Pacific Resources, Unocal Corp., Vastar Resources, Inc., and Vintage Petroleum, Inc.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Kenneth A. Hersh, Philip B. Smith and Michael J. Savage, all non-employee directors, constituted the Compensation Committee ("Committee") of the Board during 1999 until May of 1999 when Mr. Hersh left the Board. Barry Reder was elected to replace Mr. Hersh on both the Board and the Committee in December 1999. Mr. Smith resigned from the Board in January 2000. Robert G. Vanneman was elected in February 2000 to replace Mr. Smith on both the Board and the Committee. None of these individuals was in 1999 or has been in prior years an officer or employee of the Company or any of its subsidiaries. During 1999, these directors had no interlocking relationships as defined by the Securities and Exchange Commission. However, Mr. Hersh was previously a director of Tide West Oil Company until its merger with a wholly-owned subsidiary of HSR in June of 1996. Also, Mr. Hersh is a Managing Director of NGP which received a financial services fee from Tide West Oil Company upon consummation of the merger.

                      REPORT OF THE COMPENSATION COMMITTEE

                                   BACKGROUND

     The report of the Compensation Committee describes the policies and rationale with respect to compensation paid to executive officers and other employees for the year ended December 31, 1999. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee of the Board is comprised entirely of outside directors. Mr. Michael J. Savage was a member of the Committee for the entire year. Mr. Kenneth A. Hersh was a member of the Committee until May 1999. Mr. Philip B. Smith was a member of the Committee from February 1999 until January 2000. Mr. Barry Reder and Mr. Robert G. Vanneman were appointed to the Committee in February of 2000, and participated, along with Mr. Savage, in the decisions regarding 1999 compensation. The Compensation Committee is responsible for guiding and overseeing policies concerning compensation and employee benefit matters, determining the nature and amount of compensation for executive officers who also are directors, approving the compensation of other executive officers, and administering the Company's employee incentive compensation plans.

                           GENERAL APPROACH FOR 1999

     One year ago the Committee was faced with determining the appropriate incentive compensation in light of difficult times in the oil and gas industry balanced against the superior corporate performance achieved despite that difficult industry environment. We could not ignore the prospect of recurring low product prices or the decline in the Company's stock price, yet we recognized the fact that the Company's stock price out-performed its peer group over the prior year. We also believed it was important to maintain some measure of consistency in the application of our philosophy of compensation. The result of this balancing was to award aggregate cash incentive compensation somewhat below prior years but consistent with the approach established in prior years.

     This year we approached our task under an entirely different set of circumstances. Both oil and natural gas prices have shown exceptional strength recently. Because our managers focused on the fundamentals during the prior down-cycle, our Company ended the year setting new highs in key measures described below. Furthermore, our stock price was a strong performer -- up 119% for the year, and 214% from the low experienced during February 1999. In light of the Company's performance and the industry outlook, we believed that it was only fair to offset last year's reduced awards with an appropriate upward adjustment this year.

     Our compensation philosophy, the components of compensation, the performance of management in 1999, and CEO and President compensation are detailed below.

                            COMPENSATION PHILOSOPHY

     Our compensation policies are intended to align compensation with business strategy, to create value for the Company, and to support a performance-based culture throughout the organization. Consistent with the foregoing principles, our compensation policies with respect to executive compensation are to:

     - Tie total compensation to the Company's performance, particularly as compared to our peers and when viewed in light of available opportunities and resources. Total executive compensation should be directly linked to improvements in corporate performance and increases in the primary determinants of stockholder value;

     - Inspire executive officers to work together as a team to pursue the Company's goals;

     - Establish a general corporate atmosphere that promotes an entrepreneurial style of leadership;

     - Have a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation;

     - Recognize individual initiative and achievement;

     - Ensure compensation levels that are externally competitive and internally equitable;

     - Align the long-term interests of the executive officers with those of our stockholders through the use of stock options, restricted stock and performance-based awards;

     - Develop plans and attitudes intended to deliver regular and consistent improvements in operating and financial measures, mitigating to the extent reasonably possible the volatility historically associated with the oil and gas business; and

     - Provide a competitive total compensation package that enables us to attract and retain key executives who are capable of leading the Company in achieving our business objectives.

                      COMPONENTS OF EXECUTIVE COMPENSATION

     One of our highest priorities is to attract and retain the most skilled and experienced employees in key positions. Compensation is important in this regard, and the Company's incentive compensation plan is designed to allow us to be competitive in the market for key personnel while at the same time aligning the employee's interest with corporate value creation. The incentive compensation plan has a number of very important features that are discussed below. As in the past, we believe that the cash and other types of compensation of executive officers and other key employees, while being competitive with other companies, should also be fair and discriminating within the Company on the basis of personal performance.

     There are three major components of our executive compensation program: base salary, annual incentive bonus (which includes a component of restricted stock), and long-term incentives through stock options and performance shares. Executives, like all qualified employees, are eligible to participate in our 401(k) and Profit Sharing Plan as well as in certain other benefit plans, such as health and life insurance plans.

     Base Salary. We believe it is essential to pay a competitive salary in order to attract and retain qualified individuals and to support the continuity of management, consistent with the long-term nature of the oil and gas industry. In assessing the appropriate salary level to be paid an executive, we evaluate data as to wages paid by comparable companies to executives having substantially similar responsibilities and skill levels, and we establish a base salary range utilizing the comparative data. Because compensation survey data generally is imprecise as to responsibilities, and transparent as to talent and experience, we may adjust the range after subjectively considering the impact of these factors. We may also consider Company and industry performance, internal parity and disparities related to geographic location and living cost. Of critical importance to the setting of salary are the particular individual's skill level and performance, and the value of his or her skills to the Company. These factors are subjective, and no predetermined weighting of factors is applied. An additional factor that we considered in establishing executive salaries for 2000 was that, primarily in recognition of industry conditions during the prior year, no executive salaries were increased for 1999.

     Incentive Bonus. The purpose of the incentive bonus is to link annual executive compensation to overall Company and individual performance. If these are in line with the performance goals, the incentive bonus should increase the executive's total cash compensation to the upper end of the range of total cash compensation paid to executives in the survey groups described above. The individual's performance is evaluated relative to the prior year and to various objectives set forth in the annual business plan, such as production levels, cash flow targets and successful completion of major projects. These objectives are not specifically weighted in evaluating whether to award an annual incentive bonus to an executive officer because specific circumstances and the relative importance of any such objectives may change with time, and the relative responsibilities of each executive officer in the achievement of each objective may differ.

     Last year the aggregate cash component of the bonus to the executive group was reduced to approximately 80% of the cash bonuses awarded during the prior year, with a greater percentage reduction in the cash component of the bonuses paid to the CEO and the President. These reductions were due to industry conditions rather than corporate or individual performance. This reduction was taken into consideration when we established bonus compensation for the current year.

     Restricted Stock. For executives, managers and certain skilled professionals, a portion of the annual incentive bonus is awarded in the form of restricted stock instead of cash. The value of the restricted stock is determined by the fair market value of our common stock at the time of grant. Although the award of stock has a face value equal to the portion of cash bonus that it replaces, the employee is required to continue in our employ in order to retain the stock. The restricted stock vests over a four-year period. The restricted stock component of annual incentive bonuses is important because it encourages employees to remain with the Company and to continue to build stockholder value. Restricted stock awards made as part of 1999 annual bonus compensation to the executive group comprised from 10% to 25% of the total annual bonus amount awarded to the affected executives.

     Options. A component of long-term incentive compensation is the award of stock options. Options normally vest over a four-year period, and terminate in seven years. We granted awards of options this year on substantially the same basis as was established last year.

     Performance Shares. Another component of long-term incentive compensation is the award of performance shares. These are stock awards made to those executives who are in a position to significantly enhance stockholder value. The awards are subject to achievement of specific performance goals that directly measure such value, and will normally vest over four years if these goals are achieved. Generally, the criteria require the achievement of no less than a 15% compounded annual growth in per share operating cash flow and net asset value on a per share basis, and an EBITDAX to Book Capital ratio of no less than 15%. The specific value measures are discussed in more detail elsewhere in this Proxy Statement. See "Long-Term Incentive Plans -- Awards in Last Fiscal Year". We determined that in 1999 all three value measures applicable to the awards made in prior years had been fully met, and therefore 100% of the performance shares which were subject to potential vesting this year have vested. As a result, one fourth of the performance shares awarded in 1998 and 1999 vested in year 2000. Additionally, as part of this year's incentive compensation package, we have awarded additional performance shares subject to similar conditions and vesting as the awards made last year.

     401(k) and Profit Sharing Plan. The Company has a qualified defined contribution plan combining both a 401(k) plan and a profit sharing plan. All full-time employees are eligible to participate in the plan. Under the 401(k) plan, participants may make regular pretax contributions of up to 15% of their compensation but, under IRS rules, this may not exceed $10,000. The Company may make matching contributions in an amount determined by the Compensation Committee, but is not obligated to do so. All contributions to the 401(k) portion of the plan are vested. Contributions to the profit sharing portion of the plan are vested based on the employee's years of service. As a component of 1999 compensation, we decided to match 100% of the pre-tax contributions of employees to the 401(k) plan up to the first 10% of compensation deferred by the employee. This was funded by treasury shares of Company Common Stock valued on the date of contribution. We will make no contribution to the Profit Sharing Plan for 1999.

                        MANAGEMENT'S PERFORMANCE IN 1999

     We want to take special note of management's excellent performance in 1999 despite the extremely difficult industry environment that existed early in the year. Because of these achievements, the Company is stronger, more profitable and better strategically situated than it was in 1998, notwithstanding the low commodity prices that existed for much of 1999. Some of the most important achievements were:

     - Production reached an all time high despite the September 1998 sale of the Mid-Continent properties;

     - Cash flow per share reached $4.90, almost a full dollar above the prior high;

     - Debt measures continued to improve and the stage is set for significant further improvement;

     - The D-J Basin team continued with its aggressive exploitation program, continuing to exhibit innovation and creativity while posting excellent financial results;

     - The Gulf Coast district increased production by more than 566% and again achieved excellent drilling success rates and finding costs;

     - All three financial performance measures underlying the performance shares were achieved;

     - Through aggressive management of costs and operating efficiencies, the combined rate for lease operating expense and general and administrative expense was reduced to $2.77 per barrel of oil equivalent, a decrease of 13% from the $3.17 per barrel of oil equivalent in 1998;

     - Further rationalization of the D-J Basin properties was accomplished through various sales and property trades; and

     - The acquisition of the Wattenberg Gathering System from Kinder Morgan, Inc. in December 1999, which is expected to deliver financially compelling results in addition to bringing in-house the control over gathering of a significant portion of the Company's production.

                    COMPENSATION AWARDS TO CEO AND PRESIDENT

     The compensation of our Chief Executive Officer, Mr. Sutton, is determined in the same manner as the compensation for our other executive officers as described above. As a result, the compensation of the Chief Executive Officer is largely dependent upon our overall performance as well as the compensation being paid by other oil and gas companies to their chief executive officers. The compensation of Mr. Highum, our President, a Director and co-founder with Mr. Sutton, is determined in the same manner as, and is generally equivalent to, the compensation of Mr. Sutton.

     Based on the reasoning discussed above, the Compensation Committee increased Mr. Sutton's and Mr. Highum's base salary for calendar year 2000 to $375,000 each. The Compensation Committee also awarded to each of them a cash bonus of $250,000 and 3,750 shares of restricted stock vesting over four years, 50,000 options at an exercise price equal to the fair market value on the date of grant, and 20,000 performance shares, vesting over four years upon the attainment of performance goals as described elsewhere in this Proxy Statement. See "Long-Term Incentive Plans -- Awards in Last Fiscal Year". As a result of these awards, the incentive compensation to Messrs. Sutton and Highum is substantially contingent in nature and tied to the stockholders' interests, requiring an enhancement of per share value and continued service to the Company.

                                            THE COMPENSATION COMMITTEE

                                            Barry Reder
                                            Michael J. Savage
                                            Robert G. Vanneman

                              CERTAIN TRANSACTIONS

BARRY REDER

     Mr. Reder is a member of the law firm of Coblentz, Patch, Duffy & Bass, LLP. During 1999, prior to Mr. Reder being appointed to the Company's Board of Directors, Mr. Reder through his firm performed legal services for the Company. Mr. Reder has advised the Company that he will not act as counsel to the Company while he is a member of the Board. The Company generally does not utilize other members of Mr. Reder's firm as counsel and has no plans to do so.

KEY EMPLOYEE SEVERANCE AGREEMENTS

     We have entered into key employee severance agreements with the Named Executive Officers and other officers and key managers providing for severance upon termination following a change in control. The severance payment is 2.99 times annual salary and bonus for Messrs. Sutton, Highum, Duffy and Piccone, two times annual salary and bonus for other officers, and one times annual salary and bonus for certain key managers. We have no employment agreements with the Named Executive Officers.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and officers, including the Named Executive Officers. Those agreements require us to indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. We expect to enter into similar agreements with persons selected to be directors and officers in the future.

INDEBTEDNESS OF MANAGEMENT

     In June of 1998, the Compensation Committee, which administers the 1987 Stock Incentive Plan, accepted full recourse promissory notes from four executive officers for the payment of the exercise price for certain options exercised at that time, less the par value of the shares, which was paid in cash. Three of these notes remain outstanding. Each note matures two years from the date of issuance, June 5, 1998, and bears interest at the annual rate of prime plus 0.25%. Payment of the notes may be accelerated under certain circumstances. The executives and certain information regarding amounts due under each of their notes are set forth in the following table.

                                      LARGEST AMOUNT        AMOUNT OUTSTANDING
NAME                              OUTSTANDING DURING 1999    ON APRIL 1, 2000
----                              -----------------------   ------------------
Nicholas J. Sutton.............          $750,262                $     --
P. Michael Highum..............          $750,262                $750,262
Theodore Gazulis...............          $391,037                $391,037
Annette Montoya................          $250,087                $250,087

     In March of 1999, the Compensation Committee, which administers the Company's 1999 Non-Compensatory Stock Purchase Plan, permitted Mr. Sutton and Mr. Duffy to purchase shares of stock pursuant to that plan on a partially financed basis. The plan is designed to facilitate the purchase of Company stock by executive officers, but is not intended to be compensatory and requires the purchasing officer to pay fair market value for and assume the full risk with respect to the value of any shares acquired under the plan. The terms of the financing required the purchasing officer to pay 15% of the purchase price for the stock in cash, and the remainder in the form of a full recourse promissory note maturing two years from the date of issuance,

March 4, 1999. The notes bear interest at the annual rate of 8.5%. Payment of the notes may be accelerated under certain circumstances. Other pertinent information with respect to this indebtedness is as follows:

                            NUMBER OF                     CASH        LARGEST AMOUNT
                            FINANCED    FAIR MARKET   CONSIDERATION    OUTSTANDING     AMOUNT OUTSTANDING
NAME                         SHARES     VALUE($/SH)     ($)(15%)      DURING 1999($)   ON APRIL 1, 2000($)
----                        ---------   -----------   -------------   --------------   -------------------
Nicholas J. Sutton........   100,000       5.625         84,375          478,125             478,125
James E. Duffy............    58,820       5.625         49,613          281,250             281,250

FUTURE TRANSACTIONS

     Any future transactions (including loans) between HSR and an officer, director, principal stockholder or affiliate of the company will be approved by a majority of the directors disinterested in such transactions and by a majority of the independent outside directors, each of which shall have determined that the transaction is fair to us and our stockholders and that the terms of such transaction are no less favorable to us than could be obtained from unaffiliated parties.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 22, 2000, by (i) each person who is known by us to own beneficially 5% or more of the Common Stock, (ii) each director of HSR, (iii) each Named Executive Officer, and (iv) all directors and officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares.

                                                              AMOUNT OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)       PERCENT OF CLASS
------------------------------------                          --------------------   ----------------
T. Rowe Price Associates, Inc. and(2)(3)....................       2,057,900             10.6618%
  T. Rowe Price Small Cap Value Fund, Inc.
  100 E. Pratt Street
  Baltimore, MD 21202
Dimensional Fund Advisors Inc.(3)...........................       1,266,274              6.5604%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
BP Amoco p.l.c.(3)..........................................       1,200,000              6.2171%
  Brittanic House
  1 Finsbury Circus
  London EC2M 7BA England
Neuberger Berman, LLC(3)....................................       1,099,450              5.6961%
  605 Third Avenue
  New York, NY 10158-3698
The TCW Group, Inc.(3)......................................       1,096,206              5.6793%
  865 South Figueroa Street
  Los Angeles, CA 90017
Nicholas J. Sutton(4).......................................         849,101              4.3991%
P. Michael Highum(5)........................................         618,855              3.2062%
James E. Duffy(6)...........................................         254,395              1.3180%
Barry Reder(7)..............................................          21,135                   *
Michael J. Savage(8)........................................          10,500                   *
Robert J. Vanneman(9).......................................           3,730                   *
James M. Piccone(10)........................................          49,834                   *
Tony W. Church(11)..........................................          38,794                   *
All directors as a group (6 persons)(12)....................       1,757,716              9.1065%
All directors and executive officers as a group (15
  persons)(13)..............................................       2,197,803             11.3866%

---------------

  *  Less than one percent of stock.

 (1) Assumes exercise of all options and warrants exercisable within 60 days of March 22, 2000, for the purchase of Common Stock with respect to such owners. Includes performance shares that the Compensation Committee determined on April 11, 2000 had vested for the attainment of 1999 performance goals.

 (2) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 1,000,000 shares, representing 5.18% of the shares outstanding as of March 22, 2000), of which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (3) This information is based solely on information contained in a Form 13F or 13G filed by the stockholder with the Securities and Exchange Commission and delivered to the Company.

 (4) Includes 25,000 shares purchasable within 60 days after March 22, 2000, upon the exercise of stock options granted under the HS Resources, Inc. 1987 Stock Incentive Plan (the "1987 Plan") and 40,000 shares purchasable within 60 days after March 22, 2000, upon the exercise of stock options granted under the 1997 Performance and Equity Incentive Plan (the "1997 Plan"). Includes 12,249 shares held by trusts for the benefit of children of Mr. Sutton of which a third party is trustee and of which Mr. Sutton disclaims beneficial ownership. Includes 11,917 performance shares that the Compensation Committee determined on April 11, 2000 had vested as a result of the attainment of 1999 performance goals.

 (5) Includes 25,000 shares purchasable under the 1987 Plan and 40,000 shares purchasable under the 1997 Plan within 60 days after March 22, 2000, upon the exercise of stock options under the Plans. Also includes 3,200 shares held by Mr. Highum's wife and 13,600 shares held in trust for his children. Includes 11,917 performance shares that the Compensation Committee determined on April 11, 2000 had vested as a result of the attainment of 1999 performance goals.

 (6) Includes 1,500 shares subject to issuance upon the exercise of a currently exercisable warrant and 75,000 shares purchasable under the 1987 Plan and 19,625 shares purchasable under the 1997 Plan upon the exercise of stock options granted under the Plans. Includes 8,750 performance shares that the Compensation Committee determined on April 11, 2000 had vested as a result of the attainment of 1999 performance goals.

 (7) Includes 1,500 shares purchasable within 60 days after March 22, 2000, upon the exercise of stock options granted under the 1992 Directors' Plan.

 (8) Includes 10,500 shares purchasable within 60 days after March 22, 2000, upon the exercise of stock options granted under the 1992 Directors' Plan.

 (9) Includes 1,500 shares purchasable within 60 days after March 22, 2000, upon the exercise of stock options granted under the 1992 Directors' Plan.

(10) Includes 20,000 shares purchasable under the 1987 Plan and 6,313 shares purchasable under the 1997 Plan within 60 days after March 22, 2000, upon the exercise of stock options granted under the Plans. Includes 5,875 performance shares that the Compensation Committee determined on April 11, 2000 had vested as a result of the attainment of 1999 performance goals.

(11) Includes 18,000 shares purchasable under the 1987 Plan and 9,439 shares purchasable under the 1997 Plan within 60 days after March 22, 2000, upon the exercise of stock options granted under the Plans. Includes 3,100 performance shares that the Compensation Committee determined on April 11, 2000 had vested as a result of the attainment of 1999 performance goals.

(12) Includes Footnotes 4, 5, 6, 7, 8 and 9.

(13) Includes Footnotes 4, 5, 6, 7, 8, 9, 10 and 11. Also includes 101,500 shares purchasable under the 1987 Plan and 47,660 shares purchasable under the 1997 Plan within 60 days after March 22, 2000 upon the exercise of stock options granted under the Plans to executive officers who are not Named Executive Officers. Includes 15,500 performance shares that the Compensation Committee determined on April 11, 2000 had vested as a result of attainment of 1999 performance goals.

                                 PROPOSAL NO. 2

                           APPROVAL OF THE COMPANY'S
                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PLAN.

     The Board of Directors of the Company has adopted, and submits for stockholder approval, the HS Resources, Inc. 2000 Performance and Equity Incentive Plan (the "2000 Plan"). Proxies will be voted in favor of the proposal unless stockholders specify otherwise in their proxies. Approval by a majority of shares represented in person or by proxy that are entitled to be voted on the proposal is required for adoption of this proposal. Proxies marked "abstain" will be counted as voting in respect of the matter and will have the same effect as voting against. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted either way for purposes of determining the vote and will not be counted in determining the number of affirmative votes required for approval. A copy of the 2000 Plan is attached as Exhibit A to this Proxy Statement. The summary of the 2000 Plan that appears below is qualified by reference to the full text of the 2000 Plan.

     In 1997, we adopted the 1997 Performance and Equity Incentive Plan in order to enhance the profitability and value of the Company for the benefit of its stockholders by providing equity ownership opportunities and performance based incentives to better align the interests of key employees with those of stockholders. The 1997 Plan was amended in 1998 and 1999. We believe that the 1997 Plan has been instrumental in helping us to achieve an extraordinary increase in key stockholder value measures over the last three years.

     Prior to this year's compensation awards for 1999, there remained for grant only approximately 155,000 shares under the 1997 Plan. Therefore, the Board of Directors approved the 2000 Plan, which authorizes 1,250,000 shares for grant on terms substantially identical to those in the amended 1997 Plan. The 2000 Plan became effective on April 11, 2000, the date of its approval by the Board. The Board believed that increasing the number of shares available for grant was necessary to allow the Company to make awards in 2000 and over the next several years in the manner and approximate amounts it has done over the last three years. Effective April 11, 2000, the Compensation Committee approved, and we have made, year 2000 compensation awards under the 2000 Plan. These are described below. These grants will remain effective regardless of whether stockholders approve the 2000 Plan.

     The consequences to the Company if stockholders do not approve the 2000 Plan are as follows:

          (i) stock options granted under the 2000 Plan will not qualify for treatment as incentive stock options, but will be required to be treated for tax purposes as non-qualified stock options;

          (ii) the Company will not be eligible for exemption from the provisions of Section 162(m) of the Internal Revenue Code for awards made under the 2000 Plan, as a result of which Company deductions for 2000 Plan Benefits may be limited to $1 million per year per employee for the Named Executive Officers; and

          (iii) awards under the 2000 Plan will be required to be made in accordance with certain New York Stock Exchange rules which equalize awards between officers and non-officers.

     The Company's incentive compensation program as continued by the 2000 Plan provides equity-based incentives and performance-based awards to its professional, technical and executive employees who can significantly impact stockholder value. The Company believes that this group includes its executive officers as well as its key managers and supervisors. As was true in the 1997 Plan, the 2000 Plan contains provisions that limit the dilutive effect of the grant of equity-based awards, and that tie the award of these incentives to the direct enhancement of stockholder value.

     The significant provisions of the 2000 Plan are discussed below.

KEY PROVISIONS OF THE 2000 PLAN

     Administration. The 2000 Plan is administered by a committee consisting of at least two members of the Board. Generally, it is anticipated that such members shall be "non-employee directors", as defined in Rule 16b-3 of the Securities Exchange Act of 1934 ("Exchange Act") and "outside directors" as defined in Treasury Regulations issued under Section 162(m) of the Code. Except with respect to awards intended to qualify for exemption under Section 162(m) of the Code, the Committee may delegate to a separate committee comprised of at least one member of the Board, the limited authority to grant Benefits to persons other than officers and directors and establish the terms of the Benefit at the time of grant. The 2000 Plan is currently being administered by the Compensation Committee of the Company ("Committee").

     Benefits Generally. The 2000 Plan provides for the award of benefits (collectively, "Benefits") of various types, including stock options, stock appreciation rights ("SARs"), restricted shares of Company stock, performance shares, performance based cash awards and other performance based stock-based awards.

     Types of Benefits/Exercise Price/No Repricing. Options may be either incentive stock options ("ISOs") or non-qualified stock options ("NSOs"). For both ISOs and NSOs, the option price will be no less than the fair market value of the shares of Company stock at the time the option is granted. Options may not be repriced or cancelled and regranted to reprice. The other terms of the options will be determined by the Committee, and, in the case of options intended to qualify as ISOs, will meet all the requirements of Section 422 of the Code.

     SARs are the right to receive an amount equal to the appreciation in value of one share of Company stock from the time the SAR is awarded until the time the grantee elects to receive payment. Participants who elect to receive payment of a SAR will receive an amount in cash, Company stock or any combination of cash or Company stock, as determined by the Committee. SARs may not be issued with an exercise price less than fair market value on the date of grant.

     Restricted stock is subject to forfeiture until certain conditions have been fulfilled and/or a period of time has elapsed. Grants of restricted stock shall be made at such cost as the Committee shall determine and are typically issued for no monetary consideration, subject to applicable state law. The grantee is entitled to voting rights with respect to the restricted stock from the date of grant.

     Performance shares are the right to receive Company stock or cash equal to the fair market value of the Company stock at a future date. Generally, such right will be based upon the attainment of one or more targeted performance goals. The Committee may also grant other stock-based awards which may be valued in whole or in part by reference to, or otherwise based on, Company stock.

     Awards may be granted by the Committee in tandem. However, no Benefit except a SAR may be granted in tandem with an ISO.

     Vesting and Term. The 2000 Plan provides that the maximum term of options and stock appreciation rights is seven years, and establishes a minimum vesting period of four years for all equity-based awards. (Vesting of performance share awards is effective as of the beginning of a fiscal year if awarded prior to the end of the second quarter of the fiscal year.) We believe that these requirements are appropriate, and have utilized these vesting and term limitations with respect to all of the recent awards under the 2000 Plan.

     Participants. Benefits may be awarded only to salaried employees and directors of the Company and its affiliates. At April 1, 2000, the Company and its affiliates had approximately 147 salaried employees. Under the 2000 Plan, the Committee may grant Benefits at such times, in such amounts, and to such recipients as the Committee may determine in its discretion subject to the specific limitations set forth in the 2000 Plan.

     Shares Authorized under the 2000 Plan. The 2000 Plan authorizes 1,250,000 shares of Common Stock for issuance under the Plan. This amount was designed to provide an adequate number of shares for benefits for the next several years.

     Annual Limitation on Benefits to Individual Participants. In any given fiscal year, no person eligible under the Plan for grants may receive Benefits covering more than 200,000 shares of the Company's stock. Additionally, not more than $500,000 in value of restricted stock, performance shares or other stock-based awards (other than options and SARs) may be granted to any participant in any fiscal year. Cash awards in any fiscal year to any participant shall not exceed $500,000. These limitations, however, do not limit the Company's right to make awards outside of the 2000 Plan.

     Restricted Stock. The 2000 Plan limits to 100,000 the number of shares that can be granted as restricted stock for less than fair market value. The incentive compensation program utilizes restricted stock in a unique way that grants restricted stock in lieu of a portion of the annual cash bonus for certain employees whose performance can impact stockholder value. For these employees, we establish an appropriate annual cash bonus component of total compensation based on external market, internal comparability, employee performance and other factors, and then award a percentage of that cash amount as restricted stock in lieu of cash, valued at the fair market value of the stock on the date of the bonus. Use of restricted stock in this fashion benefits stockholders by reducing our cash expenses for compensation while at the same time incentivizing employees to remain with us and to enhance per-share enterprise value. All restricted stock issued will have a minimum four-year vesting period from the date of grant.

     Performance Shares. The 2000 Plan limits to 300,000 the number of shares that can be awarded as performance shares. This maximum could be increased by the number of shares authorized for issuance as, but not used for, restricted stock.

     These awards will be directly tied to successful attainment of growth and value measures that directly translate into increased stockholder value. These performance shares will vest no earlier than over a period of four years and will be tied to attainment of an appropriately balanced combination of the following value measures:

          (i) At least a 15% compounded annual growth in operating cash flow on a per-share basis measured over a period of time determined by the Committee;

          (ii) At least a 15% annual rate of return on outstanding book capital calculated using EBITDAX (earnings before interest, taxes, depreciation, depletion and amortization, exploratory and abandonment, and geological and geophysical costs) over the weighted average outstanding book capital measured on a fiscal year basis; and

          (iii) At least a 15% compounded annual growth in underlying net asset value on a per-share basis measured over a period of time determined by the Committee, using the pre-tax discounted present value at 10% of the Company's proved reserves plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

     The Committee determines the interpretation, calculation, balance and satisfaction of such measures. To date, the Committee has made awards such that at each potential vesting date, one-fourth of the performance shares subject to potential vesting in that year are vested if one of the performance goals has been achieved; one-half of the performance shares subject to potential vesting in that year are vested if two of the performance goals have been achieved; and all of the performance shares subject to potential vesting in that year are vested if all three performance goals have been achieved. With respect to all performance share awards made to date under the 1997 Plan and the 2000 Plan, the Committee has established 1997 as the base year against which the 15% goals in measures (i) and (iii) are measured. The base year could be changed for future awards. Goal (ii) is measured on an individual year basis. Additionally, for all performance shares with respect to which the Committee has determined that performance goals have been achieved, the Committee has neutralized short-term commodity price swings. These pricing assumptions could be adjusted by the Committee in future years.

     If performance shares are not paid by reason of satisfaction of performance criteria during the applicable performance period (i.e., in any of the nine years after the award is made), they will be paid nine years from the effective date of the award to participants employed at that date.

     Performance shares are not expected to have a dilutive effect on stockholder value given the specific growth criteria that will be required prior to issuance of the shares.

     Amendment of Plan. The Committee may amend the 2000 Plan at any time. However, the Committee may not amend the 2000 Plan without stockholder approval if such amendment would (i) increase the numerical limitations on number of shares issued under the Plan, number of shares issued to individuals or the number of shares of restricted stock or performance shares that may be issued,
(ii) increase the limit on cash awards to individuals or (iii) change the designation or class of persons eligible to receive Benefits under the Plan. The amendment or termination of the 2000 Plan will not adversely affect any Benefit granted prior to such amendment or termination. However, any Benefit may be modified or canceled by the Committee if and to the extent permitted by the 2000 Plan or applicable agreement or with the consent of the participant to whom the Benefit was granted.

     Term. No Benefit may be granted under the 2000 Plan on or after the tenth anniversary of the Effective Date of the 2000 Plan, but Benefits granted prior to such tenth anniversary may extend beyond that date.

     Unused Shares. If an option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if restricted stock or performance shares are forfeited, or if any other conditions result in any Company stock not being issued, the unused shares of Company stock covered by any such Benefit shall again be available for grant under the 2000 Plan.

     Adjustments. If there is any change in Company stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, reincorporation, other change in the corporate structure of the Company, or any other similar transaction, appropriate proportionate adjustments or new or substitute Benefits in a new enterprise shall be made by the Committee in the aggregate number of shares of Company stock subject to the 2000 Plan, the price, fair market value and number of shares subject to outstanding Benefits in order to preserve, but not to increase, the Benefits to a participant; provided that the number of shares eligible for issuance as ISOs may be increased only to reflect a change in capitalization such as a stock dividend or stock split.

     Exercise. Upon the exercise of an option or in the case of any other Benefit that requires a payment to the Company, payment may be made either (i) in cash, or (ii) with the consent of the Committee, (a) by the tender to the Company of Company stock owned by the participant having a fair market value equal to the amount due to the Company; (b) by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the stock subject to the exercise or the proceeds of a loan from the broker to the option holder necessary to pay the exercise price; (c) in other property, rights and credits deemed acceptable by the Committee; or (d) by any combination of the payment methods specified in (a) through (c) above.

     Transferability. ISOs will not be transferable other than by beneficiary designation, will, or pursuant to the laws of descent and distribution, and may not be pledged. With the written consent of the Committee, an NSO or other Benefit may be assigned to one or more members of the participant's family, or to a trust established for one or more such family members or pursuant to a qualified domestic relations order. A participant's rights in restricted stock are non-transferable except by the laws of descent and distribution until the restrictions lapse.

     Change in Control. Upon the occurrence of a Change in Control, all contingencies with respect to outstanding options, SARs and restricted stock automatically accelerate, so that each option or SAR becomes fully exercisable, restrictions on restricted stock lapse so that such unrestricted stock is no longer subject to forfeiture, and any performance standards related to performance shares or any incentive award shall be deemed achieved and restrictions otherwise applicable lapse. See Section 2.7 of the full text of the 2000 Plan for a definition of Change in Control.

     Termination of Service. In the event that a participant's employment with the Company terminates by reason of death, disability or retirement (as defined in the Company's 401(k) Plan), all options and SARs become immediately exercisable, all restrictions applicable to restricted stock, performance shares, or other Benefits lapse, and awards become nonforfeitable. Upon termination for death, disability or retirement, options and SARs are generally exercisable for twelve months following termination, except ISOs that become exercisable upon retirement are exercisable for three months. In the event of termination for other reasons (other than termination for cause), options and SARs, to the extent then exercisable, are exercisable for three months following termination.

     Unfunded Obligation. The incentive awards to be paid to participants pursuant to the 2000 Plan are an unfunded obligation of the Company. The Committee, in its sole discretion, may direct the Company to share with its subsidiaries the costs of a portion of the incentive awards paid to participants who are executives of those companies. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments which the Company may make to fulfill this obligation shall at all times remain in the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of principal United States federal income tax consequences related to grants or awards under the 2000 Plan. The discussion is based upon interpretations of the Internal Revenue Code in effect as of January 1, 2000, regulations promulgated thereunder as of such date, and other administrative guidance. The summary is not intended to be comprehensive and does not describe state, local, or foreign tax consequences. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.

     Non-Statutory Stock Options. For federal income tax purposes, the grant of a non-statutory option will not generate federal income to a participant or a deduction to the Company. Upon exercise (or up to 6 months later if the participant is subject to Section 16(b) of the Exchange Act) of a non-statutory option, the participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the Company's common stock on the exercise date (or up to 6 months later if the participant is subject to Section 16(b) of the Exchange Act). The Company will be entitled to a tax deduction in the same amount as is recognized by the participant at the same time, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-Misc (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a non-statutory option, any amount received in excess of the market value of the shares at the time of exercise of the option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.

     Incentive Stock Options. In the case of incentive options, the participant recognizes no ordinary income on the date of grant or exercise. If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option's exercise price and the sale price. If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. The Company generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

     The exercise of an incentive option may result in tax liability to the participant under the alternative minimum tax (AMT). The AMT provides for additional tax equal to the excess, if any of (a) 26% or 28% of "alternative minimum taxable income" in excess of a certain exemption amount, over (b) regular tax for the taxable year. Alternative minimum taxable income includes the excess, if any, of the fair market value of the shares acquired under an incentive option at the time of the exercise (or up to 6 months later if the participant is subject to Section 16(b) of the Exchange Act) over the exercise price for the optioned shares.

     In order to receive incentive stock option treatment, the plan must specify the number of incentive stock option shares to be issued and the participants who are eligible to receive them. The plan must be approved by the stockholders of the Company within 12 months before or after the date the plan is adopted. If the plan is not approved, the stock options will be treated as non-statutory stock options. Only $100,000 of incentive stock options (based on the fair market value of the underlying stock) that are exercisable for the first time in a calendar year can receive incentive stock option treatment. For purposes of the $100,000 limitation, the fair market value of the underlying stock is measured as of the date the option was granted. The excess options would be treated as non-statutory stock options.

     Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant or award of a SAR under the 2000 Plan. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any shares received upon the exercise of a SAR. The Company will be entitled to a deduction, subject to the deduction limit under
Section 162(m) of the Code, equal to the amount included in such participant's income by reason of the exercise of any SAR. Shares of Company stock received on the exercise of a SAR will be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

     Restricted Stock. Awards of restricted stock will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes at the time of grant. A participant receiving restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the Company stock at the time the restricted stock is no longer subject to forfeiture. However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted stock as if such shares were unrestricted and could be sold immediately. If the restricted stock subject to such election is forfeited, the participant will be unable to claim a deduction, refund or loss with respect to the forfeited shares. If a Section 83(b) election is not made, the holding period will begin when the restriction period expires. Upon sale of the restricted stock, all gain will be either short-term or long-term capital gain and the tax basis will be equal to the fair market value of the shares on the date the restriction period expires. If the participant did make an effective Section 83(b) election, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted shares on the date of the grant as if such shares were then unrestricted and could be sold immediately. The award of shares of restricted stock which are subject to the achievement of performance goals will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes at the time of grant. A participant receiving such an award generally will be subject to tax at the same time and in the same manner as applicable to participants receiving restricted shares as described above. The Company is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the lapse of restrictions on an award of restricted stock or due to a valid election under Section 83(b) of the Code.

     Performance Shares. Generally, a participant will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of performance shares (or up to 6 months later if the participant is subject to Section 16(b) of the Exchange Act), unless a valid Section 83(b) election was made to accelerate the income. At the time the participant receives performance shares, the fair market value of any shares, or the amount of any cash received in payment for such performance shares generally is taxable to the participant as ordinary income and the Company will be entitled to a tax deduction at such time, subject to the deduction limitation under Section 162(m) of the Code.

     Limits on Deductions. Under Section 162(m) of the Code, the deductible amount of compensation paid to the chief executive officer and the four other most highly paid executive officers employed by the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person, except that under certain circumstances, compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision. Except with respect to certain change in control payments, retirement, disability or death payments, the 2000 Plan is generally intended to conform with the performance-based compensation exception to Section 162(m) of the Code.

     Cash Awards Dividends, and Dividend Equivalents. Cash awards, dividends and dividend equivalent payments are taxable as ordinary income when paid. The Company is entitled to deduct the amount of a cash award, dividends on restricted stock and dividend equivalent payments when such amounts are taxable to the recipient.

     Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of options or SARs, or the accelerated lapse of restrictions with respect to other awards, in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and Company may be denied a tax deduction.

OUTSTANDING AWARDS AND SHARES AVAILABLE FOR AWARD

     There are 1,251,959 outstanding options under all of the Company equity incentive plans other than the 2000 Plan, 485,202 of which are currently exercisable. These outstanding options have an average remaining life of 4.79 years, and an average exercise price of $12.37. There are also 49,014 shares of restricted stock at zero cost outstanding with average years to vesting of 1.57 and 145,866 performance shares at zero cost outstanding with a range of average years to vesting of 2.5 to 7.5. There were granted in April of 2000, 330,125 options under the 2000 Plan with a remaining life of seven years, and an exercise price of $18.63. These will vest over four years. There were also granted under the 2000 Plan, 22,500 shares of restricted stock at zero cost with a four year vesting schedule, and 100,500 performance shares at zero cost with earliest vesting over four years and ultimate vesting in nine years. The only shares available for grant are those authorized shares under the 2000 Plan remaining after these grants, and 39,750 shares under the 1992 Directors' Plan.

NEW PLAN BENEFITS -- 2000 PLAN

     The following table shows the awards that have been made under the 2000
Plan:

                                                                   NUMBER OF     NUMBER OF
                                                      NUMBER OF    RESTRICTED   PERFORMANCE
NAME AND POSITION                                     OPTIONS(1)    STOCK(2)     SHARES(3)
-----------------                                     ----------   ----------   -----------
Nicholas J. Sutton
  Chief Executive Officer...........................    50,000        3,750        20,000
P. Michael Highum
  President.........................................    50,000        3,750        20,000
James E. Duffy
  Vice President -- Finance and Chief Financial
  Officer...........................................    25,000        2,500        15,000
James M. Piccone
  Vice President -- General Counsel and Secretary...    12,500        2,500        12,500
Tony W. Church
  Vice President -- Exploration.....................    13,750        1,250         5,000
Executive Group (12 officers).......................   210,125       20,000       100,500
Non-Executive Directors (3 persons).................        --           --            --
Non-Executive Officer Employee Group................   120,000        2,500            --

---------------

(1) Options granted at $18.63, fair market value on the date of grant, April 11, 2000, with seven year term and four year vesting.

(2) Restricted Stock at zero cost, granted on April 11, 2000, with four year vesting.

(3) Performance Shares at zero cost, granted April 11, 2000, with four to nine year vesting.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     If you have a proposal that you would like to present at next year's Annual Meeting please submit the proposal in writing to us before December 15, 2000. Proposals submitted by that date will be reviewed in accordance with the Rules and Regulations of the Securities and Exchange Commission for possible inclusion in next year's proxy statement for action at next year's annual meeting.

                              INDEPENDENT AUDITORS

     The Audit Committee has recommended to the Board the continuation of the engagement of Arthur Andersen LLP as the independent public auditing firm to audit the Company for the year ending December 31, 2000. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, if you return the enclosed Proxy card your vote will be voted as the Board may recommend.

                                   FORM 10-K

     You may obtain a copy of the Company's Annual Report by writing to us at Investor Relations, HS Resources, Inc., One Maritime Plaza, 15th Floor, San Francisco, California 94111. The Annual Report was filed with the SEC on March 24, 2000.

     By signing and returning the enclosed Proxy, you will be assured of representation at the Annual Meeting in connection with approval of the matters discussed at the Meeting. You should review, complete, execute, date and return the enclosed Proxy to the Company in the envelope provided as promptly as possible. The Board appreciates your cooperation.

Dated: April 17, 2000.

                               HS RESOURCES, INC.
                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN
                      ADOPTED AND EFFECTIVE APRIL 11, 2000

                            EFFECTIVE APRIL 11, 2000

                                    CONTENTS

SECTIONS                                                            PAGE
--------                                                            ----
1.   Name and Purpose............................................     1
2.   Definitions.................................................     1
3.   Administration of the Plan..................................     3
4.   Shares Subject to the Plan..................................     4
5.   Eligibility.................................................     5
6.   Elections, Payments, Dividends, Withholding, and Bonuses....     5
7.   Options.....................................................     6
8.   Stock Appreciation Rights...................................     6
9.   Restricted Stock............................................     6
10.  Performance Shares..........................................     7
11.  Cash Performance Awards.....................................     8
12.  Other Stock-Based Performance Awards........................     8
13.  Transferability.............................................     8
14.  Termination of Service......................................     9
15.  Change in Control...........................................     9
16.  Term, Amendment, Suspension or Termination of the Plan......    10
17.  Investment Purpose..........................................    10
18.  Miscellaneous...............................................    10

                               HS RESOURCES, INC.

                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. NAME AND PURPOSE.

     1.1. This plan is the HS RESOURCES, INC. 2000 PERFORMANCE AND EQUITY INCENTIVE PLAN, adopted and effective as of April 11, 2000 (the "Plan").

     1.2. The purposes of the Plan are (i) to enhance the profitability and value of the Company for the benefit of its stockholders by providing equity ownership opportunities and performance-based incentives to better align the interests of officers and key employees with those of stockholders; (ii) to attract and retain the best possible personnel for positions of substantial responsibility with the Company; and (iii) to provide additional incentive to Participants to promote the success of the Company. The Plan provides employees, officers and directors of the Company an opportunity to acquire Shares of the Stock of the Company pursuant to Incentive Stock Options and Non-Statutory Stock Options, and to receive Restricted Stock, Stock Appreciation Rights, Performance Shares, other Stock-Based Awards and Benefits, and to receive Cash Awards.

2. DEFINITIONS.

For purposes of interpreting the Plan and related documents and Agreements (as defined), the following definitions shall apply:

     2.1. "Affiliates" means any corporation or other entity which is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Section 1114(b) and (c) of the Code.

     2.2. "Agreement" means the document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

     2.3. "Benefit" means any benefit granted to a Participant under the Plan.

     2.4. "Board" means the Board of Directors of the Company.

     2.5. "Cash Award" means a Benefit payable in the form of cash.

     2.6. "Cause" means any of the following, as determined by the Company:

          a. Willful dishonesty towards the Company, fraud upon the Company or deliberate injury or intended injury to the Company;

          b. Conviction of a felony;

          c. Willful participation in activities which constitute unlawful activities, such as gender-based harassment;

          d. Conviction of a misdemeanor involving moral turpitude;

          e. Gross negligence or willful misconduct in the performance of duties;

          f. Continued abuse of alcohol or drugs on the job or otherwise materially affecting job performance; or

          g. Failure to perform duties substantially in accordance with instructions of relevant superiors and Company policies and procedures.

     2.7. A "Change in Control" shall be deemed to have taken place if:

          a. any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

          b. at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

          c. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     2.8. "Code" means the Internal Revenue Code of 1986, as amended.

     2.9. "Committee" means the committee appointed by the Board pursuant to
Section 3 hereof to administer the Plan.

     2.10. "Company" means HS Resources, Inc., a Delaware corporation and its Affiliates, if any.

     2.11. "Effective Date" means April 11, 2000.

     2.12. "Fair Market Value" shall mean, with respect to Shares, the last reported trade of such Shares on the New York Stock Exchange for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

     2.13. "Fiscal Year" means the taxable year of the Company which is the calendar year.

     2.14. "Grant Date" means the date on which the Committee takes valid action to grant a Benefit hereunder; provided, however, that the Committee may expressly provide for a Grant Date other than the date on which the Committee takes action, and further provided that the Grant Date of an Option intended to qualify as an Incentive Stock Option shall be not earlier than the first date such grant may be given effect under the Code. The Grant Date of Restricted Stock shall be the date determined under Section 9.1 below.

     2.15. "Incentive Stock Option" or "ISO" means an Option designated as an Incentive Stock Option and satisfying the requirements of Section 422 of the Code.

     2.16. "Non-Employee Director" means a director of the Company who meets the definition of a "non-employee director" set forth in SEC Rule 16b-3, as amended, or any successor rule and the definition of outside director set forth in Treas. Reg. sec. 1.162-27(e)(3).

     2.17. "Non-Statutory Stock Option" or "NSO" means an Option other than an ISO.

     2.18. "Option" means an option to purchase one or more Shares pursuant to this Plan.

     2.19. "Optionee" means a Participant who receives an Option.

     2.20. "Option Price" means the purchase price for each Share subject to an Option.

     2.21. "Other Stock-Based Award" means an award under Article 12 that is valued in whole or in part by reference to, or is otherwise based on, Shares.

     2.22. "Participant" means any person who receives a Benefit under this Plan.

     2.23. "Performance Share" means a Share awarded to a Participant under
Article 10 of the Plan.

     2.24. "Plan" means this HS Resources, Inc. 2000 Performance and Equity Incentive Plan and all amendments and supplements thereto.

     2.25. "Plan Year" means each 12-month period during the term of the Plan commencing the Effective Date or an anniversary thereof.

     2.26. "Restricted Stock" means a Share which, at the time it is granted or sold by the Company, is not transferable and is subject to a substantial risk of forfeiture, within the meaning of Section 83 of the Code.

     2.27. "Rule 16b-3" means the rule promulgated by the SEC, as amended, or any successor rule in effect from time to time.

     2.28. "SEC" means the Securities and Exchange Commission.

     2.29. "Share" means a share of Common Stock of the Company.

     2.30. "SAR" means a Stock Appreciation Right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

     2.31. "Ultimate Vesting Date" shall mean with respect to Performance Shares the date nine years from the effective date of grant of a Performance Share award.

3. ADMINISTRATION OF THE PLAN.

     3.1. Committee. The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two members of the Board to be appointed by the Board. The Board may from time to time remove members or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Any power, authority, or decision-making granted to the Committee under this Plan may also be exercised by the Board. The Committee shall hold meetings at such times and places as it shall determine. Two members of the Committee shall constitute a quorum and acts of the Committee at a meeting at which a quorum is present, or acts approved in writing by all the members of the Committee shall be the valid acts of the Committee.

     3.2. Participants. The Committee may from time to time determine which salaried employees or directors of the Company shall be granted Benefits under the Plan, the terms and conditions thereof, including without limitation the purchase price, if any, of Restricted Stock and the exercise price of Options, and the number of Shares which shall be granted. The Committee shall report to the Board the names of Participants, the number of Shares and the terms and conditions of Benefits granted under this Plan.

     3.3. Rules and Regulations. The Committee is authorized to establish such rules and regulations consistent with provisions of the Plan as it may deem appropriate for the proper administration of the Plan, and to make such interpretations of and determinations under the Plan, and to take such steps in connection with the Plan or the Benefits granted thereunder as it may deem necessary or advisable. Except as may be provided in an Agreement, any Benefit granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, but, subject to Section 14.1, no such action may impair the rights of any Participant without his or her consent, no such action shall change the exercise price of any Benefit that has been previously granted and cancellation and regrant shall not be used as a method to reprice options. The Committee may, in its sole discretion, but subject to the minimum restrictions, conditions and vesting periods set forth herein, waive, in whole or in part, any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and on all persons.

     3.4. Rule 16b-3 Grants. For Committee approval of any grant of a Benefit to an officer or director of the Company, as defined in Rule 16b-3 or any successor rule, the Committee shall be composed entirely of two or more Non-Employee Directors (or such composition as is required by any successor rule); provided, however, that if the Committee is not composed as such, the Board shall have the right to take such action with respect to any Benefit granted to an officer or director as it deems necessary or advisable to comply with Rule 16b-3 and any related rules, including but not limited to seeking shareholder ratification of such Benefit or imposing a six-month period prior to sale of the Award or any Shares underlying the Benefit.

     3.5. Delegation. Except with respect to awards intended to qualify for exemption under Section 162(m) of the Code, the Committee may delegate to a separate committee composed of at least one member of the Board the limited authority to grant Benefits to persons other than officers or directors and establish the terms of such Benefits at the time of the grant.

     3.6. Grant Evidenced by Agreement. The grant of any Benefit under the Plan shall be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

     3.7. Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the Option Price, and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, retirement, change of duties or termination of employment; the Benefit's conditions; subject to the provisions of Section 14.1, when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

     3.8. Amendments to Benefits. The Committee may, subject to the minimum restrictions, conditions and vesting periods set forth herein, waive any conditions of or rights of the Company under any outstanding Benefit, prospectively or retroactively. The Committee may not, however, reprice options (or cancel and regrant options in order to reprice) and, except as otherwise provided herein, may not amend, alter, suspend, discontinue or terminate any outstanding Benefit, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof.

4. SHARES SUBJECT TO THE PLAN.

     4.1. Number of Shares. A combined total of 1,250,000 shares and SARs for this purpose are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Compensation Committee may from time to time deem necessary. The Shares may be divided among the various Plan components as the Compensation Committee shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2. Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, shall become automatically available for use under the Plan.

     4.3. Limit on an Individual's Benefits. In any given Fiscal Year, no person eligible under the Plan for Grants may receive Benefits covering or measured by more than 200,000 Shares (such number of Shares to be adjusted in accordance with Section 4.5). No more than $500,000 of Restricted Stock, Performance Shares or Other Stock-Based Awards (excluding Options and SARs), valued at Fair Market Value on the date of grant and not taking into account the risk of forfeiture, may be granted to any Participant in any Fiscal Year.

     4.4. Limit on Certain Awards. Subject to adjustment pursuant to Section 4.5, the number of Shares of Restricted Stock or Other Stock-Based Awards that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 100,000 in the aggregate; and the number of Performance Shares that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed

300,000 in the aggregate, plus the number of shares of Restricted Stock authorized to be issued hereunder that are not used for such Restricted Stock awards.

     4.5. Adjustments. If there is any change in the Shares subject to the Plan or the Shares subject to any Benefit through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate proportionate adjustments or new or substitute Benefits in a new enterprise shall be made by the Committee in the aggregate number of Shares subject to the Plan, the price, Fair Market Value and number of Shares subject to outstanding Benefits in order to preserve, but not to increase, the Benefits of the Participant; provided that the number of Shares eligible for issuance as ISOs may be increased only to reflect a change in capitalization such as a stock dividend or stock split.

5. ELIGIBILITY.

Persons eligible under the Plan for grant of Benefits are all salaried employees and directors of the Company. Members of the Board who are not employed as regular salaried officers or employees of the Company may not receive Incentive Stock Options.

6. ELECTIONS, PAYMENTS, DIVIDENDS, WITHHOLDING, AND BONUSES.

     6.1. Notices. An Option or SAR that is exercisable hereunder may be exercised by delivering to the Secretary of the Company on any business day a written notice of exercise, which notice shall specify the number of Shares with respect to which the Option or SAR is being exercised, and shall, in the case of Options, be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised.

     6.2. Payments. For any Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid in cash, or, with the consent of the Committee:

          a. by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

          b. by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Shares or of a loan from the broker to the Option Holder necessary to pay the exercise price;

          c. in other property, rights and credits deemed acceptable by the Committee; or

          d. by any combination of the payment methods specified above.

     6.3. Dividend Equivalents. Grants of Benefits in Shares or Share equivalents may include dividend or dividend equivalent payments or dividend credit rights.

     6.4. Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code.

     6.5. Withholding. The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of Shares.

     6.6. Cash Bonuses. The Committee, in its discretion, shall have the authority to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Benefits. The Committee shall have full authority in its discretion to determine the amount of any such bonus.

7. OPTIONS.

     7.1. Price. The Option Price of the Shares covered by each Option shall not be less than the Fair Market Value of such Shares on the Grant Date; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an ISO shall be not less than 110 percent of the Fair Market Value of a Share at the time such Option is granted. Such prices shall be subject to adjustment as provided in Section 4.5 hereof.

     7.2. Term. The term of each Option shall be for no more than seven years; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Participant that is intended to be an ISO shall in no event be exercisable after the expiration of five years from the date it is granted.

     7.3. Vesting. Subject to Sections 14.2 and 15, Options shall vest no more rapidly than ratably over a period of four years from the date of grant.

     7.4. Limits on ISOs. An Option intended to constitute an ISO (and so designated at the time of grant) shall qualify as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant's employer and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000, except as such restriction may be amended under the Code. This limitation shall be applied by taking Options into account in the order in which they were granted.

     7.5. Agreement. The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, provisions relating to Stock Appreciation Rights with respect to Options granted hereunder. If an Option, or any part thereof, is intended by the Committee to qualify as an ISO, the Stock Option Agreement shall contain those terms and conditions necessary to so qualify said Option or such part thereof.

8. STOCK APPRECIATION RIGHTS.

     8.1. Grant and Payment. The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in cash.

     8.2. Grant of Tandem Award. SARs may be granted in tandem with Options at any time prior to exercise of the Option. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the Shares under such Option. If SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

     8.3. Payment of Benefit. SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

     8.4. Term. SARs shall be subject to the same term provisions as Options.

     8.5. Vesting. Subject to Sections 14.2 and 15, SARs shall vest no more rapidly than ratably over a period of four years from the date of grant.

9. RESTRICTED STOCK.

     9.1. Grant. The Committee may approve the grant or sale of Restricted Stock to any eligible person, as specified in Section 5. A grant or sale of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall approve. The Grant Date of Restricted Stock shall be (i) for purposes of corporate law and establishing Fair Market Value, the date on which the Committee acts to authorize the sale; and (ii) for purposes of any election under Section 83(b) of the Code, the date on which the Participant receives a beneficial ownership interest in such Restricted Stock.

     9.2. Price. The Committee shall determine the purchase price per Share with respect to any sale of Restricted Stock, provided that the Committee may grant or award Shares of Restricted Stock to a Participant without requiring payment of cash consideration by the Participant.

     9.3. Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 9.1 shall be subject to such restrictions as may be established by the Committee with respect to such award, but must include at least the continuous employment by the recipient through the period of vesting. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. The Participant is entitled to voting rights with respect to Restricted Stock.

     9.4. Vesting. Subject to Sections 14.2 and 15, the restrictions to which a Restricted Stock award are subject shall terminate no sooner than ratably over a period of four years from the date of grant.

     9.5. Certificates. The Company shall not be required to issue a certificate for Restricted Stock prior to the expiration of any restrictions on the stock, provided the shares of restricted stock are shown as issued restricted stock in the Company's (or its transfer agent's) share transfer records. If a certificate representing Restricted Stock is issued, it shall bear one or more legends making appropriate reference to the restrictions imposed on such stock.

10. PERFORMANCE SHARES.

     10.1. Grant. The Committee may grant awards of Performance Shares.

     10.2. Description. Performance Shares represent the right of a Participant to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of a grant.

     10.3. Award Period and Performance Goals. The Committee shall determine and include in a Performance Share award grant the period of time for which a Performance Share award is made ("Award Period"); provided that subject to Sections 14.2 and 15, awards made at any time shall not vest more rapidly than ratably over a four-year period; provided further, however, that an award issued at any time prior to the end of the second quarter of a Fiscal Year shall be deemed outstanding for the entire Fiscal Year for purposes of determining vesting. The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company during the Award Period as a condition to payment of the Performance Share award prior to the Ultimate Vesting Date, such Performance Goals to be set forth in the grant of any Performance Share award. The Performance Goals shall be designed to reward the attainment of an appropriately balanced combination of the following value measures:

          a. At least a 15% compounded annual growth in operating cash flow on a per-share basis measured over a period of time determined by the Committee;

          b. At least a 15% annual rate of return on outstanding book capital calculated using EBITDAX (earnings before interest, taxes, depreciation, depletion and amortization, exploratory and abandonment, and geological and geophysical costs) over the weighted average outstanding book capital, measured on a fiscal year basis; and

          c. At least a 15% compounded annual growth in underlying net asset value on a per-share basis measured over a period of time determined by the Committee, using the pre-tax discounted present value at 10% of the Company's proved reserves plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

The Committee shall have broad discretion to determine the interpretation, calculation, balance and satisfaction of such measures. Performance Shares that are not paid on account of satisfaction of the applicable Performance

Goals shall, subject to the time in service requirement in Section 10.5, be paid following the Ultimate Vesting Date.

     10.4. Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share award if the Performance Goals are met. The Performance Share award shall be expressed in terms of Shares and shall be referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or as soon as practicable prior to, the date of payment.

     10.5. Requirement of Employment. A grantee of a Performance Share award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share award prior to the Ultimate Vesting Date, provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable. Subject to Sections 14.2 and 15, a grantee of a Performance Share award must remain in the employment of the Company until the Ultimate Vesting Date in order to be entitled to payment under a Performance Share award that has not vested earlier through satisfaction of the Performance Goals.

     10.6. Certification. The Committee shall certify in writing prior to payment of the compensation that the Performance Goals and any other material terms were satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.

11. CASH PERFORMANCE AWARDS.

     11.1. Grant. The Committee may grant Cash Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6.

     11.2. Limitation. The amount of any Cash Award paid in any Fiscal Year to any Participant shall not exceed $500,000 paid in such Fiscal Year.

12. OTHER STOCK-BASED PERFORMANCE AWARDS.

     12.1. Other Stock-Based Awards. The Committee shall have the right to grant Other Stock-Based Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6 and subject to Sections 14.2 and 15, shall vest no sooner than ratably over four years.

     12.2. Other Benefits. The Committee shall have the right to grant other types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan has been established.

     12.3. Tandem Awards. Benefits may be granted by the Committee in its sole discretion individually or in tandem; provided, however, that no Benefit except SARs may be granted in tandem with an ISO.

13. TRANSFERABILITY.

Each ISO granted pursuant to this Plan shall, during Participant's lifetime, be exercisable only by the Participant, and neither the ISO nor any right thereunder (including any SAR) shall be transferable by Participant by operation of law or otherwise other than by beneficiary designation, will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes. Upon the prior written consent of the Committee in its sole, unfettered discretion and subject to any conditions associated with such consent, an NSO or any other Benefit hereunder (including any SAR) may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participants' immediate family, to a trust established exclusively for one or more such family members or pursuant to a qualified domestic relation order as defined by Title I of the Employee Retirement Income Security Act. The terms applicable to the assigned portion shall be the same as those in effect immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. A Participant's rights in Restricted Stock are nontransferable except by the laws of descent and distribution until the restriction lapses as it applies to the Restricted Stock held by the Participant.

14. TERMINATION OF SERVICE.

     14.1. Options and SARs. The following provisions shall govern the exercise of any Options or SARs held by any employee of the Company whose employment is terminated:

          a. If the Employee's employment with the Company is terminated for Cause, the Options or SARs held by the Employee shall be exercisable, to the extent that such Options or SARs were exercisable on the date the Employee's employment terminated, for a period of thirty (30) days following such termination of employment; provided, however, if the termination includes any matter described in Section 2.6(a) of the definition of Cause herein, at the option of the Committee (in the case of Options or SARs held by an officer or director) or the Chief Executive Officer (in any other case) the Options or SARs held by the Employee may terminate immediately upon the termination of the Employee's employment with the Company or at any subsequent time.

          b. If the Employee's employment with the Company is terminated for any reason other than Cause or such Employee's death, disability, or (in the case of Benefits other than ISOs) retirement, all Options or SARs held by the Employee shall be exercisable, to the extent that such Options were exercisable on the date the Employee's employment terminated, for a period of three (3) months following such termination of employment, or in the case of SARs or Options other than ISOs, such longer period as the Committee may determine in its sole discretion.

          c. If the Employee's employment with the Company is terminated because of such Employee's death or disability within the meaning of Section 22(e)(3) of the Code or, in the case of Benefits other than ISOs, retirement as defined in the Company's 401(k) Retirement Plan (or successor plan), all Options or SARs held by the Employee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

          d. In no event may any Option or SAR remain exercisable after the expiration of the term of the Option or SAR. Upon the expiration of any thirty (30) day or three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the term of the Option, the Option shall terminate and shall cease to be outstanding for any Shares for which the Option has not been exercised.

     14.2. Restricted Stock; Performance Shares. In the event of the death or disability (within the meaning of Section 22(e) of the Code) of a Participant, or the retirement of the Participant as defined in the Company's 401(k) Plan (or successor plan) all employment periods and other restrictions applicable to Restricted Stock, Performance Shares or other Benefits then held by such Participant shall lapse, and such awards shall become fully nonforfeitable. In the event of a Participant's termination of employment for any other reason, any Restricted Stock, Performance Shares or other Benefits as to which the employment period or other restrictions have not been satisfied shall be forfeited.

15. CHANGE IN CONTROL.

In the event of a Change in Control of the Company, the contingencies with respect to Options, SARs and Restricted Stock all outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Option or SAR shall become fully exercisable with respect to the total number of Shares subject to such Option or SAR as of such date, without regard to the conditions expressed in the agreements relating to such Option or SAR, and the restrictions on each Share of Restricted Stock shall lapse and such Shares of Restricted Stock shall no longer be subject to forfeiture. Performance Goals or other contingencies with respect to other Benefits shall similarly lapse or be deemed satisfied in the event of a Change in Control of the Company.

16. TERM, AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     16.1. Term. The Plan shall commence on the Effective Date, and remain in effect for ten years from such date. The Committee may deem it advisable to seek stockholder approval of the Plan during the first year and again prior to the end of the fifth year following the Effective Date in order to comply with certain provisions of Treasury Regulations issued under Section 162(m) of the Code.

     16.2. Supervision, etc. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in Section 3.2 hereof, the Board shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

          a. To increase the numerical limitations on number of Shares issued under the Plan, number of Shares issued to individuals, number of Shares of issued Restricted Stock or Performance Stock that may be issued, or to increase the limit on Cash Awards to individuals;

          b. To change the designation or class of persons eligible to receive Benefits under the Plan.

     16.3. Suspension or Termination of Plan. No Benefit may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any Participant's rights or obligations under any Benefit granted under the Plan; provided, however, that all Participants shall receive the benefits of any amendments which are made to the Plan.

17. INVESTMENT PURPOSE.

At the time of delivery of any Shares, the Committee may, if it shall deem it necessary or desirable for any reason connected with any securities law or regulation, require, as a condition to the issuance of any Shares to Participant, that Participant represent in writing to the Company that it is Participant's intention to acquire the Shares for investment and not with a view to the distribution thereof or that the Participant agree to any other appropriate restriction on transfer of the Shares. In the event such a representation is required and made, no Shares shall be issued unless and until the Company is satisfied with the correctness of such representation and, in such event, the Committee may require that a legend be placed on the certificates evidencing any Shares to be issued which legend shall disclose the existence of an investment representation and such further restrictions on transfer as may be imposed to comply with applicable laws as the Committee may deem appropriate to protect the interest of the Company.

18. MISCELLANEOUS.

     18.1. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     18.2. Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.3. Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     18.4. No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving or the Company from granting any such benefits.

     18.5. Governing Law. The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the state of Delaware.

     18.6. No Employment Right. The grant of any Benefit to any Participant under this Plan shall not give such Participant any right to be retained in the employ or service of the Company, and the right and power of the Company to discharge any such person shall not be affected by such grant.

     18.7. No Shareholder Rights. No Participant nor any person entitled to exercise an Option under this Plan shall have any of the rights of a stockholder with respect to the Shares subject to an Option except to the extent Stock Certificates have been issued.

     18.8. No Rights to Ungranted Benefits. No person shall have any right or claim whatever, directly, indirectly, or by implication, to receive a Benefit, nor any expectancy thereof, unless and until the same shall have been granted to such person by the Committee as provided herein. The grant of a Benefit shall not create any right or implication that any other or further Benefit may or shall be granted at another time. Each Benefit hereunder shall be separate and distinct from every other grant of a Benefit, and shall not be considered part of any continuing series of such grants. Grants may be made inconsistently or not at all among eligible Participants.

PROXY                                                                      PROXY

                               HS RESOURCES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000
  THIS PROXY IS SOLICITED ON BEHALF OF HS RESOURCES, INC.'S BOARD OF DIRECTORS

     The undersigned hereby appoints P. Michael Highum, Nicholas J. Sutton and James M. Piccone, and each of them, proxies for the undersigned, with full power of substitution to vote all shares of HS Resources, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of HS Resources, Inc., on Tuesday, May 16, 2000, at 9:00 A.M., or at any adjournment thereof, upon the matter set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendation, please sign the reverse side; no boxes need to be checked.


           Comments/Address Change

        -----------------------------          COMMENTS/ADDRESS CHANGE: PLEASE MARK
                                               COMMENT/ADDRESS BOX ON REVERSE SIDE
        -----------------------------
                                          (Continued and to be signed on the other side)
        -----------------------------

--------------------------------------------------------------------------------



5223 -- HS RESOURCES, INC.

                               HS RESOURCES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/



[                                                                              ]

1. ELECTION OF DIRECTORS --
   Nominees: 01-Nicholas J. Sutton          For   Withhold   For All
             02-Barry Reder                 All      All      Except
                                            / /      / /       / /
   ------------------------------------
   (Nominee Exception)
                                                For   Against   Abstain
2. Approval of the HS Resources, Inc. 2000      / /     / /       / /
   Performance and Equity Incentive Plan.

I PLAN TO ATTEND MEETING                        / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 & 2.

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written
comments/address change on the reverse side.   / /

Receipt is hereby acknowledged of the HS Resources, Inc. Notice of Annual Meeting and Proxy Statement.


                            Dated:                                            ,
                                  --------------------------------------------

Signature(s)
             ------------------------------------------------------------------


-------------------------------------------------------------------------------
NOTE: Please sign as name appears herein. Joint owners should each sign. When signing attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.


          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE








5223 -- HS RESOURCES, INC.